Electronically Transmitted to the Securities and Exchange Commission on
                                  June 8, 2001

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                               MONSTERDAATA, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                       22-2732163
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                         32 East 31st Street, Suite 900
                            New York, New York 10016
                                 (212) 447-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Samuel B. Petteway, Jr.
                      President and Chief Executive Officer
                               MonsterDaata, Inc.
                         32 East 31st Street, Suite 900
                            New York, New York 10016
                                 (212) 447-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                -----------------

                          Copies of communications to:

                            Spencer G. Feldman, Esq.
                             Greenberg Traurig, LLP
                              The MetLife Building
                           200 Park Avenue, 14th Floor
                            New York, New York 10166
                               Tel: (212) 801-9200

                               ------------------

        Approximate date of commencement of proposed sale to the public:

    From time to time as described in the Prospectus after the effective date of this Registration Statement.

                               ------------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                               -------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                               Proposed Maximum       Proposed Maximum
         Title of Each Class of            Amount to          Offering Price per     Aggregate Offering          Amount of
       Securities to be Registered       be Registered             Share(1)               Price(1)            Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per
   share...........................     18,567,772 shares            $0.26              $4,827,620.72             $1,206.91
==================================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 and based on the last reported sale price of the common stock on the Over-the-Counter Bulletin Board on May 31, 2001.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

                                18,567,772 Shares

                               MonsterDaata, Inc.

                                  Common Stock

                                 ---------------

      The selling shareholders listed on pages 34 through 36 may offer and sell up to 18,567,772 shares of our common stock under this prospectus for each of their own accounts. We will not receive any proceeds from sales of these shares.

      There is currently only a limited trading market for our common stock. Our common stock is traded on the Over-the-Counter (OTC) Bulletin Board under the symbol "MSRD." On May 31, 2001, the last reported sale price of our common stock was $0.26 per share. Of the shares of common stock registered by this prospectus, 15,836,041 shares are reserved for issuance upon the conversion of our series B and series C preferred stock and exercise of our warrants. This number of reserved shares, which represents approximately 485% of our total current outstanding common stock, presents substantial dilution to our current shareholders and may result in a drop in the market price of our common stock.

      The selling shareholders may sell the shares from time to time at prevailing market prices or at negotiated prices.

                                 ---------------

          Investing in our common stock involves a high degree of risk. Please see "Risk Factors" beginning on page 4 of this prospectus.

                                 ---------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

                 The date of this prospectus is __________, 2001

                               MONSTERDAATA, INC.

      No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Prospectus Summary ........................................................    1

Risk Factors ..............................................................    4

Forward-Looking Information ...............................................   11

Use of Proceeds ...........................................................   12

Price Range of Common Stock and Dividend Policy ...........................   12

Management's Discussion and Analysis of Results of Operations
and Financial Condition ...................................................   13

About MonsterDaata ........................................................   16

Management ................................................................   23

Related Party Transactions ................................................   30

Principal Shareholders ....................................................   31

Selling Shareholders ......................................................   33

Plan of Distribution ......................................................   37

Description of Capital Stock ..............................................   38

Legal Matters .............................................................   40

Experts ...................................................................   40

Where You Can Find More Information .......................................   40

Index to Financial Statements .............................................  F-1

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

      This summary highlights information included elsewhere in this prospectus. You should carefully review the more detailed information and financial statements included in this prospectus. This summary is not complete and may not contain all of the information you may need to consider before investing in our common stock. We urge you to carefully read this prospectus, including the "Risk Factors" section beginning on page 4 and the financial statements and notes to those statements beginning on page F-1 of this prospectus. Please note that throughout this prospectus, the words "we," "our" or "us" refer to MonsterDaata, Inc. and not to the selling shareholders.

                                    About Us

      We are an information utility company. We repackage the look and feel of our warehoused data and supply it to our customers. We use proprietary web-enabling applications, distribution technology and programming tools to supply this digital data content. Our proprietary applications and technology consist of our ability to integrate data from many different sources and formats, reformat this data in a highly customizable manner and track the usage of such data, helping our partners to better target, capture and retain customers.

      The fourth quarter of 2000 was a significant period for us. We received additional financing, completed the roll-out of new database technology enabling us to provide real-time data feeds to our customers and released a new version of our Neighborhood Place destination site. We also undertook cost containment measures cutting back on salaries. We believe these actions will allow us to enter new business markets with our products and lower our monthly costs. By providing very specific property, school and demographic information, packaged in almost any manner, kept current with our regular updates and with the capability to deliver data in a variety of ways on the Internet or to handheld computer devices and cellular phones, we believe that more businesses will desire our data services. Our customizable, proprietary, high-speed content delivery system enables our distribution partners to offer interactive and localized content, facilitating e-commerce, lead generation and advertising sales.

      We believe that our products, comprised of a compilation of applications, data, programming and customization tools and distribution technology, boost the effectiveness of our customers and network affiliates' websites by increasing the frequency and duration, and consequently the revenue potential, of each site visit. Our customers and network affiliates seek content that will make their websites more useful and attractive without the high fixed expense of developing and maintaining their own information infrastructure. To date, our focus has been to aggregate, transform and customize information relating to real estate transactions. We believe our technology is applicable to a broader marketplace in other high volume, information-intensive markets.

      Our current digital content includes text, visual, geographical and interactive programming tools, including more than 3.5 billion records of information for over 61,000 communities composed of more than 220,000 distinct geographically bounded areas in the United States. Our data includes neighborhood, crime, demographic, lifestyle, risk hazard and school information. We have very specific information geo-coded down to the census block/neighborhood level. This information is valuable to people establishing new businesses, moving into new neighborhoods or setting a valuation on property that is being sold. We distribute our data through licensing, syndication and co-branding to a broad network of affiliates including Internet portals, consumer and professional transaction and destination websites, and classified advertising networks. For more information about us, see "About MonsterDaata" beginning on page 16.

      Our principal executive offices are located at 32 East 31st Street, Suite 900, New York, New York 10016, our telephone number is (212) 447-2000 and our website is located at www.monsterdaata.com. Information on our website is not part of this prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  The Offering

      The shares offered by this prospectus include currently outstanding common stock, as well as common stock that would be issued upon conversion of our series B and series C preferred stock and exercise of our warrants.

Maximum common stock offered by the selling shareholders,
assuming conversion of preferred stock and exercise of
warrants...............................................      18,567,772 shares

Maximum common stock outstanding after the offering,
assuming conversion of preferred stock and exercise of
warrants ..............................................      19,118,514 shares

Total current outstanding common stock.................      3,270,778 shares

OTC Bulletin Board trading symbol......................      MSRD

Use of proceeds........................................      We will not receive any proceeds from the sale of the
                                                             common stock offered by this prospectus. See "Use of
                                                             Proceeds."

Plan of distribution...................................      Selling shareholders may sell their shares on the OTC
                                                             Bulletin Board, in private transactions, through the
                                                             writing of options and/or through short sales. Sales
                                                             may be at prevailing market prices or at negotiated
                                                             prices.

Risk factors...........................................      The shares offered by this prospectus involve a high
                                                             degree of risk and should not be purchased by anyone
                                                             who cannot afford the loss of their entire investment.
                                                             See "Risk Factors."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             Summary Financial Data

      The following table summarizes our financial information. You should read this information with the financial statements and notes to the financial statements appearing elsewhere in this prospectus. See also "Management's Discussion and Analysis of Results of Operations and Financial Condition."

                                                                                                     Three Months
                                                         Year ended December 31,                    ended March 31,
                                                    -------------------------------         -------------------------------
Statement of Operations Data:                           2000                1999                 2001               2000
                                                        ----                ----                 ----               ----
                                                                                                      (unaudited)
Sales ......................................        $ 1,661,556         $ 2,488,434         $   333,195         $   392,386
Cost of sales ..............................            542,382             753,013             103,964             119,528
                                                    -----------         -----------         -----------         -----------
     Gross profit ..........................          1,119,174           1,735,421             229,231             272,858
Operating expenses:
     Product development costs .............          2,691,942             880,433             739,708             446,645
      Selling, general and administrative
      expenses .............................          3,874,512           3,693,525             808,226           1,060,664
                                                    -----------         -----------         -----------         -----------
               Total operating expenses ....          6,539,454           4,573,958           1,547,934           1,507,309
Operating loss .............................         (5,420,280)         (2,838,537)         (1,318,703)         (1,234,451)
Other (expenses) and income:
      Interest income (expense), net .......         (1,207,101)              9,599                (154)            (20,902)
      Expense settlements ..................            270,004                  --                  --                  --
      Asset impairment .....................           (261,103)                 --                  --                  --
      Other income .........................                 --                 342                  --                  --
                                                    -----------         -----------         -----------         -----------
               Total other (expense) income          (1,198,200)              9,941                (154)            (20,902)
                                                    -----------         -----------         -----------         -----------
               Loss before income taxes ....         (6,618,480)         (2,828,596)         (1,318,857)         (1,255,353)
Income tax expense .........................              5,300                 750               3,576                  --
                                                    -----------         -----------         -----------         -----------
               Net loss ....................         (6,623,780)         (2,829,346)         (1,322,433)         (1,255,353)
Dividends on preferred stock ...............            (89,000)                 --            (249,953)                 --
                                                    -----------         -----------         -----------         -----------
Loss attributable to common stockholders ...        $(6,712,780)        $(2,829,346)         (1,572,386)         (1,255,353)
                                                    ===========         ===========         ===========         ===========
Net loss per share:
      Weighted average shares outstanding ..          2,399,904           1,391,386           3,109,326           1,555,168
                                                    ===========         ===========         ===========         ===========
      Net loss per share, basic and diluted         $     (2.80)        $     (2.03)        $     (0.51)        $     (0.81)
                                                    ===========         ===========         ===========         ===========

                                                                               As of
                                                                           March 31, 2001
                                                                           --------------
Balance Sheet Data:                                                         (unaudited)

   Cash and cash equivalents............................................    $1,345,288
   Working capital (excluding deferred revenue of $289,567).............     1,115,004
   Total assets.........................................................     3,337,819
   Total liabilities....................................................     1,908,991
   Total stockholders' equity...........................................     1,428,828

-------------------

      For information concerning the calculation of net loss per share, see note 1 of our notes to financial statements.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      The achievement of our business objectives is subject to a number of market and other factors beyond our control, and our future prospects are speculative. If we make any forward-looking statements or assumptions concerning our future business activities, revenues, profits or financial condition, or if we make any forward-looking statements concerning our industry, the economy, technological changes or our competitors, potential investors should recognize that our predictions and assumptions are subject to a great deal of uncertainty. Actual results could differ significantly from our predictions and assumptions, particularly given the highly speculative nature of our business and that of other Internet-related businesses in our industry. If our predictions prove to be too optimistic, the value of our business could be adversely impacted and our shareholders will probably lose money.

      Because of the risks inherent in our business and operations, our shareholders could find that there is no demand for their shares at the time they wish to sell, and it is possible that our shareholders could lose their entire investment in our stock. Our stock should only be purchased by investors who understand the high level of risk that a purchase of our stock entails and who are willing and able if necessary to hold our stock for an extended period of time or indefinitely. Even if you are such an investor, you should carefully consider and fully understand the following risk factors, in addition to the other information contained in this prospectus, before purchasing the common stock offered by this prospectus.

Risks Related to Our Business:

We have incurred significant net losses in the past and we expect losses in the future which can have a detrimental effect on the long-term capital appreciation of our stock.

      We have incurred significant net losses since our transition to an Internet-focused business in 1998. Our total net loss was $2,829,346 for the year ended December 31, 1999 and that loss increased to $6,623,780 for the year ended December 31, 2000. For the three months ended March 31, 2001, our net loss was $1,322,433. We have also incurred and continue to incur substantial costs to expand distribution, develop new products and services, and create, introduce and enhance our websites. We expect operating losses and negative cash flows to continue for the foreseeable future. Our ability to generate significant Internet-related revenue is uncertain and we may never achieve profitability. This could have a detrimental effect on the long-term capital appreciation of our stock.

If we cannot obtain additional financing by the end of this year, we may have to curtail our operations, sell some of our assets or take actions that may dilute your financial interest.

      We will require additional financing by the end of this year in order to satisfy our longer-term cash requirements and implement our business strategy. Additional funds may also be needed to take advantage of acquisition or expansion opportunities. We will seek to raise these funds through public or private debt or equity financing, but this financing may not be available on terms acceptable to us, or at all. In addition, any additional equity financing may be on terms that dilute the holdings of our existing shareholders or that provide new investors with rights, preferences or privileges senior to those of existing shareholders. Debt financing, if available, may involve restrictive covenants which limit our operating flexibility. If we do not obtain additional financing, we may be forced to reduce planned expenditures, curtail our operations or sell some of our assets.

Our independent public accountants have qualified their opinion on our financial statements raising doubt about our ability to continue as a going concern.

      Our independent auditors have included an explanatory paragraph in their report stating that our net losses, net cash flows used to fund operations and recent launch of a new technology platform, as well as uncertain conditions that we face relative to the implementation of our new product lines, create substantial doubt as to our ability to continue as a going concern.

Our Internet strategy is relatively new and we should be considered an early-stage business for that reason; thus, the future of our business is uncertain.

      Potential investors should evaluate us in light of the expenses, delays, uncertainties and complications typically encountered by early-stage businesses, many of which will be beyond our control. Our historical financial information prior to 1998 is of limited value in predicting our Internet-related results. Applicable early-stage business risks include the following:

      o     lack of sufficient capital,
      o unanticipated problems, delays and expenses relating to product development and implementation,
      o     lack of intellectual property,
      o     licensing and marketing difficulties,
      o     competition and technological changes and
      o     uncertain market acceptance of our products and services.

Because we are smaller and have fewer financial resources than many of our competitors, we may not be able to successfully compete in the rapidly-evolving market for Internet data services.

      The market for Internet data services is relatively new, intensely competitive and rapidly evolving. Our web services compete against a large number of firms that provide information products through one or more media, including print, radio, television and the Internet. Many of these competitors offer one or more Internet sites with information products similar to those that we provide. In addition, many of our current and potential competitors have longer operating histories, greater name recognition, larger installed user bases and significantly greater financial, technical, marketing and sales resources than we do. As a result, competitors may be able to react more quickly to emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products.

      We expect competition to persist and intensify. Competitors using other media to deliver information products, including some who supply data to us, could adapt their businesses to include the Internet as a medium for delivering their products. Competitors could develop or offer services that provide superior performance, ease of use, price or other advantages over those offered by us. In addition, certain of our current competitors in particular segments of the information marketplace may broaden or enhance their offerings to provide a more comprehensive data product line which would compete more effectively with our products and services.

We depend on the accuracy, availability and integrity of our data, which is not always under our control, and if the data is unavailable or unreliable, our services would be less desirable to customers.

      Our business is based on establishing our reputation as a trustworthy and dependable provider of information and applications. Allegations of unreliable or outdated data, even if unfounded, could make our services less desirable to customers. A substantial portion of the raw data from which we develop our databases is obtained from third parties, including public records offices and other governmental sources. We then use a variety of proprietary techniques to enhance the content, applications and utility of the data. Our ability to attract and retain customers and to generate revenues is highly dependent on customer confidence in the comprehensiveness, accuracy and timeliness of our database. Establishing and maintaining such comprehensiveness, accuracy and timeliness requires substantial effort and resources. Although we disclaim financial responsibility for inaccuracies in the data on our website, such disclaimers may not be effective to shield us from all possible liability. We also license and use data from third-party providers. If these licenses are not renewed, we may not be able to obtain alternative sources of comparable data at reasonable cost, if at all.

Strategic and licensing agreements with other companies are important to our business strategy, but they are subject to risks of termination and non-renewal at any time on short notice and without penalty.

      Many of our licensing, strategic and other agreements are short-term and expose us to termination and non-renewal risks. We are dependent on our relationships with many of these contracting parties. About half of these agreements, accounting for a significant majority of our revenues, are currently with real estate multiple listing services, rather than website operators or other Internet-related businesses. In general, the expiring contracts will automatically renew for successive terms if we do not give or receive a notice of non-renewal within a specified period ranging from 30 days to six months before the scheduled termination date. While we believe that such relatively short-term agreements are typical in our industry, our ability to maintain and grow our business depends significantly upon our ability to enter into and maintain licensing and comparable relationships. We may not be able to renew or extend these agreements when they expire on terms as favorable to us as those that we currently have, if we can renew or extend them at all. We expect our recurring revenues from existing agreements with multiple listing services to decline as these agreements expire and we make our data available to more users at substantially lower distribution cost over the Internet.

We need to license technology from third parties to operate our business, and if this technology is not available to us on commercially reasonable terms or at all, we will need to develop or find alternative technology, which would divert our efforts and resources from our projects.

      Because we license some of the technology integral to our business from third parties, our inability to enter into and maintain any of these technology licenses could have a detrimental effect on our business. We do not have any patents or copyrights for the technology we utilize. We also may be required to license additional technology for use in managing our website and providing related services to users and advertising customers. These third party technology licenses may not be available to us on acceptable commercial terms, or at all. If appropriate licenses are not available on commercially reasonable terms, we may be required to develop or find alternatives or be forced to alter our products or services.

We depend upon contractual relationships with a limited number of key customers and vendors for a large part of our revenues but these relationships may be terminated at any time.

      Our business would be detrimentally affected if we lost any of our large multiple listing services customers or failed to induce them to use our web-based services. Our top five customers accounted for approximately 82% of our total revenues in 2000 and approximately 72% of our total revenues in 1999. In late 2000, our contract with one multiple listing service customer, which had accounted for 17% and 24% of our total revenues in 2000 and 1999, respectively, expired and was not reviewed. If other significant customer contracts are terminated, expired or breached, or if any of these companies ceases operations, our operations would also likely be adversely impacted. Furthermore, any changes to the offerings provided by these companies under these contracts may require us to change or re-engineer our own services, and would likely disrupt our business. In any of those situations, we may not be able to modify our services on a timely basis or replace any of the services on favorable terms.

      We also depend on outsource vendors, including a data entry and conversion service, a CD-ROM software company and website hosting companies. If the services of those companies become unavailable or unreasonably priced, we could experience an interruption in some of our business activities until we identify other suitable outsource vendors.

We may not be able to retain and recruit key managers and employees who we need to succeed, or to manage our growth effectively.

      Our success depends heavily upon the skills of our senior management team and key employees and upon our ability to identify, hire and retain additional sales, marketing, technical and financial personnel. If one or more members of senior management leave before acceptable replacements are found, our business could be adversely affected. We currently have employment agreements with our President and Chief Executive Officer, Samuel B. Petteway, Jr., and our Senior Vice President - Corporate Development, Mark Siden. We also have consulting agreements with our two Vice Chairmen, Harold S. Blue and Mitchell Deutsch. We do not presently maintain key-person life insurance for our benefit on the lives of any of our executive officers or key employees.

      We believe that further expansion of our operations will be required in order for us to address potential market opportunities and produce meaningful profits. Such expansion may place a significant strain on our management, operations and financial resources and our current personnel, systems, procedures and controls may not be adequate to support future operations. We may not be able to identify, hire, train, motivate or manage the required personnel or successfully identify and exploit new market opportunities. Our failure to manage growth effectively could have a detrimental effect on our business.

Our products employ proprietary information and technology which may be difficult to protect and may infringe on the intellectual property rights of third parties.

      Our success and ability to compete depend on the protection of our proprietary database offerings on the Internet and on the goodwill associated with our trademarks, trade names and Internet domain names. We rely on copyright laws to protect the original content that we develop for the Internet and on contract restrictions to protect the proprietary technologies that we have developed to manage and improve our website and database offerings. We have obtained copyright registrations from the U.S. Copyright Office for the creative aspects of our databases, but copyright protection does not extend to the facts included in any of the databases. In addition, employees who are subject to non-competition and confidentiality agreements may utilize or disclose our proprietary information and trade secrets in violation of such agreements and others may obtain or use our technologies without our authorization.

      We have not yet obtained registrations for most of our trademarks and service marks, including our corporate name. In view of the number of other users of the word "monster" in their names or trademarks, including companies doing business on the Internet, our attempt to register the mark "monsterdaata" may not be successful or our use of this mark may be challenged by another user. Although we believe that we have a reasonable position in favor of our right to use and register the mark, defending such rights may be costly and an adverse determination or settlement could require that we change our name.

      Others may bring claims of copyright or trademark infringement against us or claim that our use of special technologies or data violates the intellectual property rights of others. Any claims of infringement, even if without merit, could be time consuming to defend, result in costly litigation, divert management attention, require us to enter into costly royalty or licensing arrangements or prevent us from using important technologies or data. Any of these could have a detrimental effect on our business. If we cease to use intellectual property as a result of third party claims, we may not be able to develop or acquire alternative technologies or obtain licenses on commercially acceptable terms.

Commonwealth Associates and its affiliates may be deemed to control us and their interests may conflict with those of other shareholders.

      Commonwealth Associates, L.P. and its affiliates, ComVest Capital Partners, LLC and ComVest Venture Partners, L.P., are collectively the beneficial owners of 5,860,748 shares of our common stock, representing approximately 64% of our outstanding common stock, assuming the exercise and conversion of all warrants and convertible preferred stock held by them. Employees of Commonwealth Associates also own a significant number of warrants to purchase shares of our common stock. Harold S. Blue, Keith M. Rosenbloom and Joseph P. Wynne, employees of Commonwealth Associates, are members of our board of directors. These ownership interests provide Commonwealth Associates with the ability to elect a majority of our board of directors and significantly influence our management and affairs.

      In addition, because of their high level of stock ownership, Commonwealth Associates and its affiliates could accept, or force us to accept, an offer for us at a price below the price that we or our other shareholders would approve. If this were to happen, we (or at least a controlling interest) could be sold on terms that other investors may find unattractive. Similarly, these shareholders could reject, or cause us to reject, an offer that the other shareholders might find very attractive. These shareholders could also sell their shares (and their control of us) without including our other shareholders in the transaction (or giving them the opportunity to sell their shares on the same terms). Lastly, this concentration of ownership could have the effect of delaying or preventing a change in control of us, even when such change of control is in the best interests of shareholders, and might adversely affect the market price of our common stock. For more information on this relationship, see "Related Party Transactions."

We are subject to Section 203 of the Delaware General Corporation Law which could discourage a takeover of us, even if beneficial to you.

      Subject to specified exceptions, Section 203 of Delaware's General Corporation Law prohibits a Delaware corporation such as us from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless the proposed business combination was approved by our board of directors before the stockholder became an interested stockholder. In general, Section 203 defines an interested stockholder as any stockholder directly or indirectly owning 15% or more of the outstanding voting stock of a Delaware corporation.
Section 203 could have the effect of discouraging others from making tender offers for our shares, and also may have the effect of preventing changes in our management, even if beneficial to you.

Shareholders may not be able to recover damages from our directors and executive officers for actions taken.

      Our certificate of incorporation includes provisions which eliminate the personal liability of our directors and executive officers to the extent permitted by applicable law. As a result, shareholders may be unable to recover damages against our directors and executive officers for actions taken by them which constitute negligence or a violation of some of their fiduciary duties.

Risks Related to Our Industry:

If the Internet proves to be a nonviable commercial marketplace, the demand for our products and services could decrease.

      The Internet may not prove to be a viable commercial marketplace. Known issues in this regard include inadequate development of Internet infrastructure to date, competing communications technologies, delays in the development of new standards and protocols required to handle increased Internet activity and the possibility of significant government regulation and taxation. We expect a substantial portion of our future revenue to come from the continued development of products and services distributed over the Internet. During the year ended December 31, 2000, our Internet revenues increased to 33% of total revenues from 14% in 1999, although this resulted partially from the loss of a multiple listing service customer who used our legacy system. We intend to further increase our reliance on the Internet for delivery of our products and services. As a result, future cash flows and future results of operations will continue to rely increasingly upon customer use of information services and transaction support products on the Internet. Moreover, concerns over security and privacy may inhibit the growth of the Internet, particularly as a means of conducting commercial transactions. To the extent that our activities involve the storage and transmission of confidential information, such as credit card numbers, security breaches could expose us to a risk of loss or litigation and possible liability. Contractual provisions attempting to limit our liability in these areas may not be adequately implemented or enforceable or other parties may not accept these contractual provisions as part of our agreements. Well-publicized security breaches involving the Internet generally could deter our customers from conducting electronic transactions that transmit confidential information. We could incur significant costs to protect against security breaches or to alleviate problems caused by such breaches. Internet issues such as reliability, cost, ease of deployment, administration and quality of service may affect our ability to succeed.

Adoption of new laws and government regulations relating to the Internet or Internet domain names could cause an erosion of our current competitive strengths.

      New laws or regulations may be adopted relating to Internet issues such as privacy, content, distribution, quality, pricing, taxation, advertising, intellectual property rights and security. Furthermore, the growth and development of the market for online commerce may prompt more stringent consumer protection laws that may impose additional costs and administrative burdens on companies conducting business online. New regulations relating to user privacy, including the collection, use, retention and transmission of personal information provided by on-line users, could adversely affect our business. The adoption of any additional laws or regulations in these areas may decrease the growth of the Internet as a medium of commerce, which could, in turn, decrease the demand for our products and services and increase our cost of doing business. For more information on government regulations which may have a detrimental impact on us, see "About MonsterDaata-Government Regulations."

If we do not successfully develop new and enhanced Internet services and products, our results of operations will be stagnant.

      Business on the Internet is characterized by rapid technological change, frequent changes in user requirements and preferences, frequent new product and service introductions and evolving industry standards that could render our information delivery practices obsolete. Our success will depend on our ability to improve our existing services, develop new product offerings, including imaging and virtual tours, use web technology to enhance our existing product offerings, extend our market reach and respond to technological advances and emerging industry standards. As a result, we will be required to expend substantial funds for and commit significant resources to the conduct of continuing product development. We may not be successful in all these endeavors.

We depend on uninterrupted service for our customers; any prolonged interruptions in our system could cause our customers to seek alternative providers of our services.

      Changing Internet technology and standards increase the risk that system interruptions will occur. Our Internet operations are also vulnerable to interruption due to fire, power loss, telecommunications failure and other events beyond our control. System interruptions that result in the unavailability of our website or decreased transmission speeds could reduce our revenues earned from advertising, as well as the fees we collect from consumers and businesses using our Internet-based information products. If our competitors can provide more reliable service, these interruptions could also decrease our advertiser and client base. We have experienced periodic system interruptions in the past and such interruptions could continue to occur from time to time in the future. Any substantial increase in traffic on our website could require us to expand and adapt our network infrastructure. We may not be able to expand our network infrastructure on a timely basis to meet any increased demands.

Risks Related to Our Stock:

Sales of shares, including those underlying our stock options, warrants and convertible preferred stock, may depress the price of our common stock.

      Sales of substantial amounts of our common stock by shareholders in the public market, or even the potential for such sales, are likely to adversely affect the market price of our common stock and our ability to raise capital by selling equity securities. On May 31, 2001, there were 3,270,778 shares of our common stock issued and outstanding. We believe approximately 486,838 of these shares are freely transferable without restriction or further registration under the securities laws, unless held by our "affiliates," which term is defined under the securities laws to include our directors, officers and 10% or greater shareholders. Approximately 2,783,940 of the outstanding shares are "restricted securities," which are eligible for sale in the public market subject to compliance with the holding period, volume limitations, "manner of sale" and other requirements of Rule 144 or other exemptions under the Securities Act. Assuming that Rule 144 is available, we believe that 370,179 of these "restricted securities" are currently eligible for resale. We also have outstanding stock options, warrants and convertible preferred stock which are exercisable or convertible for 17,183,091 shares of our common stock. If any of these currently outstanding stock options, warrants and convertible preferred stock are exercised or converted, such exercise or conversion will result in additional outstanding shares of common stock which may, if registered or able to take advantage of an exemption under the securities laws, be sold in the public market. This registration statement, when effective, will permit the resale of 15,836,041 shares of our common stock reserved for the exercise or conversion of outstanding warrants and convertible preferred stock. This number of reserved shares, which represents approximately 485% of our total current outstanding common stock, presents substantial dilution to our current shareholders and may result in a drop in the market price of our common stock.

Our common stock price has fluctuated considerably and may not appreciate in value.

      Our shares are traded on the OTC Bulletin Board under the symbol "MRSD." There is currently no other broadly followed established trading market for our shares. Such an "established trading market" may never develop or be maintained. The absence of an active trading market reduces the liquidity of an investment in our shares. The market price for our shares has been and is likely to be very volatile. Numerous factors beyond our control may have a significant adverse effect on prices.

      The trading volume of our common stock historically has been limited and sporadic. For example, since our common stock began trading in July 1999, our common stock has traded at prices ranging from $40.00 per share in early 2000 to our recent price of $0.26 per share. As a result of this trading activity, the quoted price for our common stock on the OTC Bulletin Board is not necessarily a reliable indicator of its fair market value. The price at which our common stock trades may fluctuate as a result of a number of factors, including the following:

      o     quarterly variations in our operating results,

      o     large purchases or sales of our common stock,

      o actual or anticipated announcements of new products or services by us or by other business partners or competitors,

      o investor perception of our business prospects or the Internet industry in general,

      o     general conditions in the markets in which we compete, and

      o     worldwide economic and financial conditions.

Our corporate charter contains authorized, unissued preferred stock which, if issued without shareholder approval, may inhibit a takeover at a premium price that may be beneficial to you.

      Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of "blank check" preferred stock with designations, rights and preferences that may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue a new series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common shareholders. The issuance of a new series of preferred stock could be used in certain circumstances as a method of discouraging, delaying or preventing a change in control of our company.

Most of the proceeds from sales under this prospectus will not go to us, but to the selling shareholders.

      We will not receive any proceeds from the sale of shares of common stock by any of the selling shareholders. The exercise price of the outstanding warrants ranges from $1.25 to $21.25 per share. If all of the warrants are exercised for cash, we would expect to receive proceeds of approximately $9,314,523, which we will use for general corporate purposes. However, there can be no assurance that any of these warrants will actually be exercised or, because the warrants contain "cashless" exercise provisions, that we will receive any proceeds even if the warrants are exercised. See "Use of Proceeds."

Investors should not anticipate receiving cash dividends on our common stock.

      We have never declared or paid dividends on any of our capital stock and we have no current intention to pay cash dividends on any of our shares of capital stock for the foreseeable future. We intend to retain all future earnings, if any, to finance our operations. Potential investors who anticipate a need for dividends should not invest in our stock.

                           FORWARD-LOOKING INFORMATION

      This prospectus, including the information incorporated by reference, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors beginning on page 4 and others detailed from time to time in our periodic reports filed with the SEC.

                                 USE OF PROCEEDS

      Since the only shares being offered by this prospectus are owned by selling shareholders, we will not receive any proceeds from the sale of these shares. If all of the warrants are exercised for cash, we would expect to receive approximately $9,314,523, which would be used for general working capital purposes. However, there can be no assurance that any of these warrants will actually be exercised. In addition, the warrants contain cashless exercise provisions, so there can be no assurance that we will receive any proceeds from the exercise of the warrants. We estimate that our expenses in connection with this offering will be approximately $40,000. The selling shareholders include current executive officers and members of our board of directors.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

      Our common stock is traded on the OTC Bulletin Board. From July 29, 1999 to March 26, 2001, we traded under the symbol "MDDC." Since March 27, 2001, we have traded under the symbol "MSRD." The range of high and low bid quotations for our common stock since July 29, 1999 is shown below. Prices are inter-dealer quotations as reported by the OTC Bulletin Board and do not necessarily reflect retail markups, markdowns or commissions. These prices have been adjusted, as necessary, to reflect our 1-for-5 reverse stock split effective March 27, 2001.

               Calendar 1999                                     High             Low
                                                                 ----             ---
               Third quarter.................................   $40.00          $15.00
               Fourth quarter................................    28.125          14.375

               Calendar 2000                                     High             Low
                                                                 ----             ---

               First quarter.................................   $40.00          $16.25
               Second quarter................................    24.375           3.125
               Third quarter.................................     3.75            0.9375
               Fourth quarter................................     2.1875          0.9375

               Calendar 2001                                     High             Low
                                                                 ----             ---

               First quarter.................................  $  1.2812       $  0.625
               Second quarter (through May 31, 2001).........     1.80            0.26

      The last reported sale price of our common stock on the OTC Bulletin Board on May 31, 2001 was $0.26 per share. On May 31, 2001, there were 3,270,778 shares of common stock outstanding, which were held by approximately 550 shareholders of record.

      We have not paid any cash dividends on our common stock since our formation. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. Our board of directors does not presently intend to declare any dividends on our common stock in the foreseeable future. We anticipate that all of our earnings and other resources, if any, will be retained by us for investment in our business.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Overview

      During the last four years, the focus of our business operations has been to aggregate, transform and customize information relating to real estate transactions. We have refined our business model to target sales of subscriptions on a monthly basis to professionals. With the launch of our new information infrastructure technology, we believe that we will be better positioned to convert our existing legacy customer base to a monthly subscription business model and to capitalize on our online, co-branded relationships.

      During the year 2000, we made progress in our transition from a private to public company and from a traditional supplier of real estate-related information to an Internet-enabled information utility company with an initial focus on real estate. We believe that we have been unable to generate significant Internet revenues because, to date, we have not had the ability to deliver data on a broad scale in a real-time sophisticated manner. As the next step in our transition, we are beginning to leverage our expertise in the real estate information area to other Internet-based information segments.

      We currently derive revenues from products offered from both offline or so-called legacy sources and the Internet. We derive revenues primarily from subscription and licensing fees pursuant to customer contracts for the use of our content databases. Most of these revenues have been generated offline with our legacy customer base of multiple listing services. For the years ended December 31, 2000 and 1999, our top five customers accounted for approximately 82% and 72% of our total revenues, respectively. Our Internet-based revenues are attributable primarily to revenue-sharing arrangements in connection with co-branded websites that we will generally host and the sale of electronic real estate-related reports. Internet-based revenues increased to 33% of total revenues for the year ended December 31, 2000 compared to 14% of total revenues for 1999, although this resulted partially from the loss of a multiple listing service customer in 2000 who used our legacy system.

Results of Operations

      First Quarter 2001 Compared to First Quarter 2000

      Our total revenues for the three months ended March 31, 2001 were $333,195 compared to $392,386 for the three months ended March 31, 2000. This 15.1% decrease in revenue respectively, is largely attributable to the loss of one multiple listing service business account and a price reduction for the renewal of a licensing agreement. Total operating expenses increased from $1,507,309 for the three months ended March 31, 2000 to $1,547,934 for the three months ended March 31, 2001. This difference resulted from a 23.8% decrease in selling, general and administrative expenses mainly from a reduction legal fees achieved through a capitation agreement with our law firm, and a 656% increase in our product development costs primarily from the additional staff required to maintain and update our web-site and technology platform. Investment in product development permitted us to complete the development and launch of our new technology platform. We believe that this new technology platform will enable us to more easily distribute database content to existing and new businesses.

      Our cost of sales decreased 13% from $119,528 for the three months ended March 31, 2000 to $103,964 for the three months ended March 31, 2001. This decrease was attributed primarily to the decrease in the amount of work performed and the content purchased for the multiple listing service accounts. Our gross profit margin declined from 69.5% for the three months ended March 31, 2000 to 68.8% for the three months ended March 31, 2001. With the ability to repackage data content and deliver it more efficiently, we hope to see higher gross margins in future years. This is because we anticipate that future revenues will grow at a much greater rate than our data acquisition cost of sales.

      With the implementation of our new database technology platform, we believe future near term expenses will be lower and future revenues from new accounts will increase.

      Fiscal 2000 Compared to Fiscal 1999

      Our total revenues for the year ended December 31, 2000 were $1,661,556, compared to $2,488,434 for the year ended December 31, 1999. This 33% decrease reflects the loss of one multiple listing service business account and reduced services provided to two additional multiple listing service accounts. Total operating expenses increased from $4,573,958 for the year ended December 31, 1999 to $6,539,454 for the year ended December 31, 2000. This difference resulted from a 4% increase in selling, general and administrative expenses and a 206% increase in our product development costs. Investment in product development permitted us to complete the development and launch of our new technology platform.

      Our cost of sales decreased 28% from $753,013 to $542,382. This decrease was attributed primarily to the decrease in the amount of work performed and the content purchased for the multiple listing service accounts. Our gross profit margin declined from 70% in 1999 to 67% in 2000.

      Our total net loss increased from $2,829,346 for 1999 to $6,623,780 for 2000. This loss was directly related to our technology product development costs and the loss of conventional multiple listing service sales.

Recent Events

      In December 2000 - January 2001, we completed a private placement of $10.7 million of series C preferred stock and warrants led by ComVest Venture Partners, JF Shea Ventures, RMC Capital and Lions Investment. See "Selling Shareholders - Series C Preferred Stock Private Placement."

      In the fourth quarter of 2000, a new organizational staffing chart was implemented. With our technology launch completed, we took actions to lower salary costs through both renegotiations and restructuring several staff positions.

      In May 2001, 212.44 shares of our series A preferred stock and 250 shares of our series B preferred stock were converted into 19,120 shares and 16,700 shares of our common stock, respectively. We also issued 11,030 shares and 8,975 shares of our common stock on account of accrued dividends through December 31, 2000 on our series A preferred stock and series B preferred stock, respectively.

Liquidity and Capital Resources

      As of March 31, 2001, our cash balance was $1,345,288 and our working capital (excluding deferred revenue) was $1,115,004. Our net cash used in operating activities increased from $548,025 to $1,445,804 for the three months ended March 31, 2000 and, 2001 respectively. Total cash flows from financing activities increased from $116,408 for the three months ended March 31, 2000 to $1,019,858 for the three months ended March 31, 2001. This increase is a result of $1,200,000 in payments received from a stockholder on a $1,600,000 subscription receivable, the balance of which was received by us in April 2001.

      Our working capital requirements depend upon numerous factors, including levels of resources that we devote to the further development of our website and marketing capabilities, technological advances, status of competitors and our ability to establish collaborative arrangements with other strategic alliances. Our current cash resources, combined with cash receipts for new sales, are expected to be sufficient to fund our current operations into the fourth quarter of 2001. If receipts from new business are less than expected, we will implement cost-cutting measures. We will need to generate additional cash resources in order to continue as a going concern through December 31, 2001. Our ability to generate sufficient cash resources is dependent upon the success of our revenue model and our ability to generate revenues, profits and positive cash flows from it in order to survive. Our net losses, net cash flows used to fund operations and recent launch of a new technology platform, as well as uncertain conditions that we face relative to the implementation of our new product lines, create substantial doubt as to our ability to continue as a going concern. For more information, see note 1 of our notes to financial statements.

      Our financial condition and results for periods prior to April 2, 1999 are almost entirely attributable to the historical results of Taconic, which was deemed the acquirer for accounting purposes in our business combination with Taconic completed on that date.

New Accounting Pronouncement

      During the three-month period ended March 31, 2001, we adopted SFAS No.
133. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including some derivative instruments embedded in other contracts (referred to as derivatives), and for hedging activities. This statement requires than an entity recognize all derivatives as either assets or liabilities in its balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on its intended use and the resulting designation. Implementation of SFAS 133 did not have, and is not expected to have, any material impact on our financial statements.

                               ABOUT MONSTERDAATA

Overview

      We are an information utility company. We repackage the look and feel of our warehoused data and supply it to our customers using proprietary web-enabling applications, distribution technology and programming tools. Our proprietary applications and technology allow us to integrate data from many different sources and formats, reformat this data in a highly customizable manner and track the usage of such data, helping our customers to better target, capture and retain customers.

      The fourth quarter of 2000 was a significant period for us. We received additional financing, completed the roll-out of new database technology enabling us to provide real-time data feeds to our customers and released a new version of our Neighborhood Place destination site. We also undertook cost containment measures including salary reductions. We believe these actions will allow us to enter new business markets with our products and lower our monthly costs. By providing very specific property, school and demographic information, flexibly packaged and kept current with our regular updates, and with the capability to deliver data in a variety of ways on the Internet or to handheld computer devices and cellular phones, we believe that more businesses will desire our data services. Our customizable, proprietary, high-speed content delivery system enables our distribution partners to offer interactive and localized content, facilitating e-commerce, lead generation and advertising sales.

      Our customers and network affiliates seek content that will make their websites more useful and attractive without the high fixed expense of developing and maintaining their own information infrastructure. During the last four years, the focus of our business operations has been to aggregate, transform and customize information relating to real estate transactions. For more information concerning our historical operations, see "Organizational History" below. We believe our technology is applicable to a broader marketplace in other high volume, information-intensive markets.

      Our current digital content includes text, visual, geographical and interactive programming tools, including more than 3.5 billion records of information pertaining to 61,000 communities composed of more than 220,000 distinct geographically bounded areas in the United States. Our data includes neighborhood, crime, demographic, lifestyle, risk hazard and school information. We have very specific information geo-coded down to the census block/neighborhood level. This information is valuable to people establishing new businesses, moving into new neighborhoods or setting a valuation on property that is being sold. We distribute our data through licensing, syndication and co-branding to a broad network of affiliates including Internet portals, consumer and professional transaction and destination websites, and classified advertising networks.

      Potential new information markets for us include education, government services, healthcare and medical, home and small business, hospitality, import-export, legal, library sciences, marketing, travel and tourism, both in the United States and internationally. We currently have co-branded relationships and agreements to deliver our digital content to more than 100 licensees and network affiliates, including a number of well known real estate-related websites. In addition, we have licensed the software programs and inventory of 360-degree panoramic views of more than 20,000 images and 180 virtual city tours. We believe this will enable us to combine digital media with visual content and applications to help our partners and professional users present this information in a more attractive manner.

      Our distribution system channels our products and services to approximately 30,000 real estate professionals and co-brands our www.monsterdaata.com website with more than 100 websites and portals. We currently license our content to provide value-added services to our customers including Yahoo!, HomeStore.com and Move.com. With the launch of our new information infrastructure technology, we believe that we will be in position to capitalize on these co-branded relationships.

Recent Growth

      We launched a new technology platform during the fourth quarter of 2000. The core technology revolves around an enterprise level data processing plant functioning in four phases: (1) the content infrastructure can readily compile disparate data sets from myriad sources and transfer the data into secure, scalable and fault tolerant hardware and software infrastructure, handling billions of records for customers, (2) the processing plant aggregates data sources into a unified database processing millions of transactions per second with an extremely scalable foundation, (3) the business engines provide data packaging logic with the ability to include a high degree of interactive personalization and (4) the distribution technology allows finished data sets to be delivered using industry standard protocols.

      In December 2000, Neighborhood Place, our showcase website, was launched (www.neighborhoodplace.com). Utilizing our new information infrastructure technology, Neighborhood Place provides detailed property, school and demographic information on a neighborhood level. We believe that the new site provides direct paths to content areas that answer the questions people most often ask when contemplating a move or a home purchase: How do schools compare? What are current property values? How safe is the neighborhood? What is the cost of living? We believe that we uniquely provide information all the way down to the specific block group, as compared to just searching by zip codes. We believe this is a major improvement over what had formerly been available in the marketplace.

      We signed a non-exclusive, worldwide perpetual licensing agreement with Utour, Inc. in September 2000. In this agreement, we received the right to use Utour's more than 20,000 360-degree images and 180 visual digital city tours. We also received the rights to utilize Utour's proprietary software including the Utour "Portalizer," software facilitating the uploading and transmission of digital images, the "Content Addressable Visual Database" which organizes and classifies digital images, and the Utour Java scripted "Viewer" software program that allows image downloads.

Internet and Real Estate Industry and Trends

      The emergence of the Internet has fundamentally changed the way that many consumers and businesses communicate, obtain information, purchase goods and services and transact business. We believe that the real estate information industry is particularly well suited to benefit from the Internet because of its size, fragmented nature and reliance on the exchange of information. The Internet offers a compelling means and serves as a common platform for consumers, real estate professionals, homebuilders, renters, property managers and owners and ancillary service providers to access the relevant timely information that they need to make better decisions.

      Recognizing the commercial potential of the Internet, a number of residential real estate-related Internet businesses have been established, including websites that aggregate data from real estate multiple listing services, real estate chains and brokers from different regions. Aggregators include HomeStore.com, Microsoft Corp.'s HomeAdvisor.com and Yahoo! These real estate destination sites enable users to quickly access a wide range of real estate listings to search for a home using specific criteria, including location, size, price and neighborhood. As a result, these sites are increasingly becoming an important part of the home buying process for many consumers.

Business Strategy

      An integral part of our business strategy is to be a provider of programming tools and data products that enhance the websites of our customers. A wide range of real estate and related websites view the types of content that we provide as important to enhancing the "stickiness" (longer visits or repeat usage) of their sites. We provide comprehensive real estate transaction data, due diligence and research content in one convenient location. With our products and services, we allow our customers and users to bypass traditional and often more expensive, fragmented real estate information sources and intermediaries. We permit real estate professionals, consumers and investors immediate centralized access to a broad range of useful real estate information from their own homes or offices. We believe that our services and products assist real estate agents, brokers and other professionals to market their own services better, become more productive and compete more effectively. We believe that we are also well positioned to provide services to ancillary service providers and consumers buying or selling a home.

      We offer six primary data product and service categories. These product and service categories are due diligence, valuation, risk assessment, target marketing, data enhancement and ancillary products and services. The information underlying these data products is developed in-house or licensed and reformatted, then integrated and enhanced for more than 70 data categories and 61,000 communities nationwide. Such information includes crime, school, lifestyle characteristics, culture, town and community, affordability and demographic data, ownership information for more than 90 million residences, over 30 million sales transactions, environmental hazards and new construction and permit data. This information is packaged and provided to real estate professionals and consumers through our website and through Internet destination sites.

Target Markets

      We have refined our business model to target sales of subscriptions on a monthly basis to professionals. We believe that this market opportunity within the real estate sector alone is significant, with real estate professionals currently spending approximately $10.0 billion per year on gathering data to serve their businesses, according to the National Association of Realtors, an industry trade group. The types of professional customers which we intend to target include real estate brokers and agents, relocation specialists, mortgage brokers and lenders, insurance brokers and agents, and title insurance companies. With the launch of our new information infrastructure technology, we believe that we will be well positioned to convert our existing legacy client base to the monthly subscription business model and to capitalize on our on-line, co-branded relationships.

      We also believe that the new members of our management team and our technology infrastructure will enable us to penetrate other, non-real estate markets. Specifically, our goal is to penetrate the healthcare, travel and tourism markets within the next few years. We believe that our technology infrastructure provides a sound platform for these services. We also believe that our text and visual content may be suitable to the travel and tourism market. We intend to pursue business opportunities within these markets and supplement our existing inventory of digital content as demanded by new customers within these markets.

Technology

      Our technology is intended to integrate and deliver content through multiple distribution channels including wireless and broadband applications. Our software is expected to accept all types of data and distribute it across numerous computer formats and systems to many markets. For real estate transactions, our technology has the capacity to accurately profile a community from a number of perspectives and deliver significant amounts of information to our customers' and network affiliates' websites. Our software and website development efforts to enhance our remote content delivery technology are ongoing.

Business Operations

      We currently provide real estate-related information over the Internet. We develop, license, co-brand, reformat, integrate and enhance more than 70 proprietary databases that include real estate related business-to-business and consumer information. Business information includes real estate transaction due diligence, risk assessment and valuation information. Consumer services consist of data products covering over 61,000 communities composed of more than 220,000 distinct geographically-bounded areas in the United States. We believe that our Internet website and related co-branded websites have the potential to become key destination sites for low cost real estate due diligence information, and that we can create and capture value by linking real estate professionals -- including brokers, lenders, appraisers and insurers -- with consumers, businesses and investors through our Internet data services.

      We currently generate most of our revenues from licensing our content to other Internet sites and our multiple listing service customers. We expect to generate further revenues from selling eReports and subscriptions on our website, selling national and local advertising, collecting fees for eLeads (in which, with our users' consent, we electronically match and link our users with selected providers of services or products that we believe will be of interest to the users) and collecting fees for providing customized information services (our customized information services are provided primarily to regional real estate multiple listing services). Through our licensing and co-branding activities, we provide our data content to other popular Internet websites, many of which provide links back to our website through their websites. If users on these licensed or co-branded sites desire further information beyond the summary or snapshot data that we license or co-brand, they may obtain detailed customized reports from our website, for a small amount per report (currently ranging from $4.95 to $29.95) or on an annual subscription basis. We share the revenues that we earn from sales of these detailed eReports with the referring website owner. We have also commenced work on a remote data delivery program in which our data can be delivered directly to the screen of a licensee website's end user in response to a query by that end-user. We intend to provide these data delivery services to the licensee websites on a pay-per-use basis, under a flat fee unlimited use license, or through a combination of these methods. For more information, see "Management's Discussion and Analysis of Results of Operations and Financial Condition."

      The content that we currently provide (through our website or through co-branded sites or other licensing arrangements) includes:

      o "Neighborhood Place," which allows users to generate comparative data analyses of several neighborhoods, including crime statistics, town and community profiles, census and demographic information, neighborhood lifestyle characteristics and school reports,

      o "Relocation Place," which provides a pre- and post-move resource center to help users plan and estimate the cost of their relocation,

      o public records property data, which allows users to research properties for sale, foreclosures, comparable sales and many other types of information and

      o risk hazard assessment data, which allows users to obtain data regarding environmental hazards and crime risk.

Sales and Marketing Strategy

      Our primary marketing objectives are to increase our user base and brand recognition, expanding our website traffic and revenue sources. Historically, our marketing activities have generally been limited to making sales calls on multiple listing service prospects for the customized information services that we provided to multiple listing services. Beginning in 1999, we began recruiting and developing our own marketing group responsible for positioning our expanded data offerings and ensuring that each of our Internet services is competitive and appealing to these same professionals, as well as to a mass audience.

Protection of Intellectual Property

      We rely on a combination of copyrights, trademarks, trade secret laws and contractual arrangements to protect our intellectual property rights. We do not own or license any patents.

      Copyright protection is available for the originality and creativity that we use in the selection and arrangement of the data included in our databases. We have obtained copyright registrations from the U.S. Copyright Office for some of our databases. Copyright protection does not, however, extend to the facts included in any of the databases. The proprietary applications that we use in connection with the compilation of our databases are also protected by copyrights that we own. Copyrights in our software protect the source code and "look and feel" of the program from plagiarism. Nevertheless, other programs which could perform the same or similar functions may be able to exist without violating our copyrights.

      We obtain some of the raw data used to compile our databases through license agreements with third parties such as private commercial data providers and governmental or quasi-governmental agencies. These license agreements typically permit us to resell or re-license the information as part of a larger database. To the extent any of these agreements impose restrictions upon resale, we, in turn, impose such restrictions upon our customers through contracts and the terms of our website user agreement.

      We believe that our proprietary knowledge and the technical and creative skills of our personnel are critical factors in establishing and maintaining our business. Accordingly, we have entered into confidentiality agreements with our key employees and consultants, and seek to control access to and distribution of our proprietary information. These precautions may not prevent misappropriation, infringement or other violations of our intellectual property. Third parties who are not bound to any agreements with us may copy or otherwise use the information on our websites without authorization.

      We have filed applications with the U.S. Patent and Trademark Office to register our rights in the trademarks Daata Superstore, Make My Daata and Personal Private Eye. We are preparing to file applications for our common law trademark MonsterDaata and our slogan "Information that really hits home" in a distinctive logo form. We may not be able to obtain registrations for the trademarks for which we have filed or are intending to file. Even if we are successful in obtaining trademark registrations, third parties may challenge our rights to these trademarks.

Competition

      The market for Internet real estate data services is relatively new, intensely competitive and rapidly changing. In the online real estate industry, the principal competitive factors that we have identified are:

      o     quality and depth of the underlying databases,
      o     proprietary methodologies, databases and technical resources,
      o     the usefulness of the data and reports that can be generated,
      o     effectiveness of the provider's marketing and sales efforts,
      o     customer service and support,
      o     compatibility with key customer's existing information systems,
      o     reputation for reliability,
      o     price,
      o     timeliness and
      o     brand loyalty.

      We believe that our national comprehensive coverage, broad range of our integrated real estate data products and structure of our database-to-web content delivery system provide us with a competitive advantage in the marketplace. However, many of our existing competitors, focusing on niche areas such as school, public risk hazards and other specific subjects, as well as a number of potential new competitors, have longer operating histories in the Internet market, greater name recognition, larger customer bases, greater user traffic and significantly greater financial, technical and marketing resources than we do. To gain market acceptance, we may provide products at reduced prices or at no cost. Competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies, make more attractive offers to potential employees, subscribers, distribution partners and content providers and may be able to respond more quickly to new or emerging technologies and changes in Internet user requirements.

Governmental Regulations

      Our operations are not currently subject to direct regulation by any governmental agency in the United States beyond regulations applicable to businesses generally. A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including online content, user privacy, taxation, access charges and jurisdiction. The adoption of new laws or the unfavorable application of existing laws may decrease the use of the Internet. Our collection of data from primary sources is often subject to the federal Freedom of Information Act and to similar state and local regulations.

      The applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes and personal privacy is uncertain and may take years to resolve. The Internet Tax Freedom Act placed a three-year moratorium on new state and local taxes on Internet commerce, but this moratorium is expected to end in October 2001. If this moratorium is not extended, the taxation of our business may change significantly. As we expand, we may also be required to qualify to do business as a foreign corporation in each state and foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties for the failure to qualify.

      In June 2000, the Federal Communications Commission invited public comment on the jurisdictional nature of Internet traffic. The debate about the jurisdictional nature of Internet traffic will impact, among other things, whether the large incumbent telephone companies will have to compensate competing telephone companies for delivering traffic to Internet service providers. Certain local telephone carriers have petitioned the FCC to impose access fees on Internet service providers. If access fees are imposed on Internet service providers, the cost of communicating on the Internet could increase, which could decrease demand for our developing Internet services.

      We currently hold a number of web domain names relating to our brand and sites. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. We have registered our important domain names with Network Solutions, Inc. However, the regulation of domain names in the United States and in foreign countries is subject to change. Governing bodies may modify the requirements for holding domain names or change the procedures for domain name registration. As a result, we may be unable to acquire or maintain relevant domain names in all countries and jurisdictions in which we may wish to conduct our business. Furthermore, we may be unable to prevent third parties from acquiring domain names that are similar to, or infringe upon or otherwise decrease the value of, our trademarks and other proprietary rights.

Organizational History

      We were incorporated in Delaware in July 1985 under the corporate name "TransWest, Inc." For eight years prior to September 1995, we were an inactive corporation. In September 1995, our corporate charter was revived in Delaware, although at that time we had no material assets or capital and no operations or income. In February 1996, we changed our corporate name to "D-Vine, Ltd."

      In April 1999, we acquired 99.2% of the outstanding capital stock of Taconic Data Corp., a privately-held New York corporation. Taconic, which was incorporated in New York in 1992, provided real estate-related database information services to consumers, real estate professionals and other businesses primarily through regional real estate multiple listing services and, more recently, over the Internet.

      In connection with this acquisition, Taconic became our majority-owned subsidiary and all of our directors and officers were replaced by Taconic directors and officers. The stockholders of Taconic were issued 6,000,000 shares of our common stock in exchange for their shares, or approximately 85% of our total outstanding common stock after giving effect to the acquisition. Accordingly, a change in control of our company occurred in connection with the Taconic acquisition and the acquisition was deemed a "reverse acquisition" for accounting purposes. In November 2000, as part of the settlement of a legal dispute, we acquired the remaining 0.8% of Taconic's capital stock. See "Legal Proceedings."

      In April 1999, we changed our corporate name to "MonsterDaata.com, Inc." and, in December 2000, we shortened it to "MonsterDaata, Inc." In June 1999, we changed our fiscal year end date to December 31 to conform to Taconic's fiscal year, and Taconic's independent auditors were appointed as our independent auditors.

      In March 2001, we filed an amendment to our certificate of incorporation which effected a one-for-five reverse stock split, effective at the close of business on March 26, 2001. This amendment had been approved by our board of directors and the holders of a majority of the outstanding shares of common stock and series C preferred stock, voting as a single class, in February 2001. The March 2001 amendment also reduced the number of our authorized shares of common stock from 200 million to 100 million.

Employees

      As of May 31, 2001, we employed 37 full-time officers, data managers, website developers, salespeople and support personnel. Of our employees, four are involved in operations, five in general and administrative, four in sales and marketing, six in product development and 18 in technology. No employees are covered by any collective bargaining agreements. We believe that our relationship with employees is good.

Facilities

      We currently lease our principal executive offices in New York City to house our sales, marketing, web development and website management operations. Our New York City lease expires in June 2004 and has an annual rent of $37,178. Since September 2000, we have also leased several other offices in New York City under month-to-month arrangements at a cost of $5,100 per month. We expect total rent expense to be approximately $54,000 under real property leases for 2001.

Legal Proceedings

      We have recently settled most of our material litigation. In November 2000, we settled litigation with a former consultant which had sued us in New York Supreme Court to collect $390,000 allegedly owed by us. This action was settled for a total of $240,000, which included our legal fees and other related costs and the return to us of the remaining 0.8% stock interest in Taconic. In February 2001, we settled a litigation involving a former customer which was seeking a refund of a $175,000 down payment for work the customer alleged we did not perform properly. This matter was settled for a payment of $75,000 and a two-year license agreement pursuant to which we granted a $140,000 credit to be applied to monthly fees under the license agreement. In March 2001, we also settled litigation with our former law firm over disputed legal fees with a payment to the law firm of $680,000.

      We are still a party to litigation involving a former website developer for collection of $163,000 in fees allegedly owed by us. This action is pending. Other than this lawsuit, we do not believe that we are a party to any litigation that, if determined adversely to us, would seriously affect our business or operations.

                                   MANAGEMENT

Directors, Executive Officers and Key Employees

      The names and ages of our directors, executive officers and key employees, and their positions with us, are as follows:

               Name                  Age                Position
               ----                  ---                --------

John van Leeuwen................     43    Chairman of the Board

Harold S. Blue..................     40    Vice Chairman of the Board

Samuel B. Petteway, Jr..........     45    President, Chief Executive Officer, Secretary and Director

Mitchell Deutsch................     45    Vice Chairman of the Board

Keith M. Rosenbloom.............     33    Director

Joseph P. Wynne.................     36    Director

Mark Nathan.....................     33    Chief Technology Officer

Mark Siden......................     34    Senior Vice President - Corporate Development

Jonathan Bednarsh...............     28    Senior Vice President - Operations

Peter Goldey....................     30    Senior Vice President - Products

----------------------

      The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors, executive officers and key employees are as follows:

      John van Leeuwen joined us as the Chairman of the Board in January 2001. He has more than 19 years experience in the software, Internet and chemical industries. Mr. van Leeuwen is recognized worldwide as a leading software and Internet entrepreneur, with a track record of identifying, incubating and successfully exiting several ventures. Mr. van Leeuwen founded Tech Inspirations, a technology consulting company, in 1996, and has served as its Chief Executive Officer since then. Prior to founding Tech Inspirations, Mr. van Leeuwen was President of the Baan Company-Canada where he started Baan's North American business operations. Prior to the Baan Company, Mr. van Leeuwen was the founder and Chief Executive Officer of Strohn CIM Systems, Inc., an engineering-based software company. He also spent six years in research and business development at the Shell and Monsanto companies. Mr. van Leeuwen is the Chief Executive Officer of XBOX Technologies Inc., a diversified, publicly-held technology development company.

      Harold S. Blue joined us as the Chairman of the Board in August 2000 and became a Vice Chairman in January 2001. Mr. Blue has, since January 2001, been an employee of Commonwealth Associates, L.P. From 1993 to September 2000, Mr. Blue served as the Chairman and Chief Executive Officer of ProxyMed, Inc., a healthcare information technology company, and since September 2000, has served as ProxyMed's Vice Chairman. From 1990 to 1993, Mr. Blue was President and Chief Executive Officer of Health Services Inc., a physician practice management company which was sold to InPhyNet Medical Management, Inc. In 1984, Mr. Blue founded Best Generics, Inc., a generic drug distribution company. Best Generics was later sold to pharmaceutical manufacturer, Ivax Corporation, and Mr. Blue served as a member of Ivax's Board of Directors from 1988 to 1990. From 1979 to 1984, Mr. Blue was President and Chief Executive Officer of Budget Drugs, Inc., a retail discount pharmacy chain located in

South Florida. Mr. Blue also served as a director of iMall, Inc., the largest independent mall on the Internet, from 1997 to 1999, when it was acquired by Excite@Home Corp. Mr. Blue is a member of the board of directors of publicly-held companies ProxyMed, Inc., HealthWatch, Inc., a healthcare application provider, eB2B Commerce, Inc., a business-to-business transaction management services provider, and FutureLink Corp., an application utility company.

      Samuel B. Petteway, Jr. joined us as the President, Chief Executive Officer and a member of our board of directors in September 2000. Prior to joining us, Mr. Petteway served as the President of the Managed Care Division of Opticare Health Systems, Inc. (formerly Saratoga Resources, Inc.) from July 1996 to August 2000 and led the managed care business operations of Consolidated Eye Care, Inc. from 1989 to 1996. Mr. Petteway holds a B.S. degree in pharmacy from the University of North Carolina and an M.B.A. degree with distinction from Campbell University.

      Mitchell Deutsch, the founder of Taconic, has been a member of our board of directors since April 1999, and served as our President and Chief Executive Officer from April 1999 to August 2000. He assumed these positions in connection with our acquisition of Taconic. Mr. Deutsch has developed and marketed information products and services to the real estate industry as a partner in Real Estate Resources Corp., where he worked from 1987 to 1998 and was responsible for new business development, sales and marketing. In this position, Mr. Deutsch sold database products and services to the commercial and residential real estate markets. Mr. Deutsch's background in technology and information began in 1980 at Sony Corp., where as Advertising Director for the Consumer Audio Division. In 1983, Mr. Deutsch wrote "Doing Business with the Japanese," published by New American Library in five languages. Between 1983 and 1987, Mr. Deutsch co-developed Warner Audio Publishing, a large books on tape company which was subsequently sold to Warner Communications. Mr. Deutsch is a graduate of Rutgers College with a B.A. degree in communications.

      Keith M. Rosenbloom joined us as a member of our board of directors in September 2000. Mr. Rosenbloom is the Director of Merchant Banking of Commonwealth Associates L.P., where he focuses on originating client relationships and executing direct investments and private placements. Mr. Rosenbloom serves on that firm's commitment and executive committees and its board of directors. Prior to joining Commonwealth Associates, Mr. Rosenbloom worked as an investment professional with Prudential Capital Corporation, the merchant banking arm of the Prudential Investment Company. Mr. Rosenbloom graduated from Yale University. Mr. Rosenbloom serves on the board of directors of TheFemaleAthlete.com, a retailing site for female athletes, Internet Gift Registries, an online gift registry, and the Hillel International Board of Governors.

      Joseph P. Wynne joined us as a member of our board of directors in January 2001. Mr. Wynne is the Chief Financial Officer of Commonwealth Associates L.P. and ComVest Capital Partners, LLC. Prior to joining Commonwealth Associates in November 1993, Mr. Wynne was a supervisor in the controller's office at Bear, Stearns & Co. He was also earlier an audit supervisor for the accounting firm of Goldstein, Golub & Kessler. Mr. Wynne is a certified public accountant and holds a B.A. degree in accounting from Hofstra University and an M.B.A. degree in finance from the Stern School of Business at New York University. Mr. Wynne serves on the board of directors of drkoop.com, Inc., an Internet-based healthcare network.

Key Employees:

      Mark Nathan has been our Chief Technology Officer since March 2000. From 1997 to February 2000, Mr. Nathan served as Director of Professional Services for the Enterprise Division of Apple Computer, where he was responsible for overseeing the division's technical and project staff for large-scale e-commerce development projects. Prior to Apple, Mr. Nathan served as a technical architect for NeXT Software from 1995 to 1997, where he was responsible for the initial launch of Disney.com and three subsequent launches. In his role as technical architect, Mr. Nathan created re-usable frameworks for searching the Family.com databases, engineered, implemented and deployed intranet applications for

Family.com and supervised all editors, authors, production managers and technology staff throughout the life of the project. From 1993 to 1995, he served as a project manager at SHL Systemhouse, where he managed a team of developers on a commercial accounting system for the integrated commodity trading system at Phibro Energy, a division of Salomon Brothers, Inc. Mr. Nathan is a graduate of the University of Colorado, Boulder with a B.S. degree in electrical and computer engineering and completed graduate coursework at such university in electrical and computer engineering, with an emphasis in control systems, software engineering, robotics and geotechnical engineering.

      Marc Siden has been our Executive Vice President - Strategy since March 2000. His title was recently changed to Senior Vice President - Corporate Development. In 1998, Mr. Siden served as President of New Beginnings Venture Group, a venture capital firm that provided bridge funding to Taconic. In 1993, Mr. Siden was employed as a Managing Director of Biltmore Securities, a regional brokerage firm. In August 1997, Mr. Siden consented to the entry of an order by the SEC in connection with his prior association with Biltmore Securities, without admitting or denying the facts or findings contained in such order, which suspended him from associating with any broker, dealer, municipal securities dealer, investment company or investment advisor for a period of 12 months and ordered him to cease and desist from engaging in specified violations of U.S. securities laws. Mr. Siden is a graduate of the University of Maryland.

      Jon Bednarsh became our Senior Vice President - Business Development in April 2000 after serving as our Vice President - Business Development since November 1999. Prior to joining us, Mr. Bednarsh was the Director of Interactive Services at Z.Interactive, Inc., the Internet division of New York ad agency Ziccardi & Partners. From 1996 to 1998, he held various management positions with Internet Group, Inc., an early entrant in the market for Internet development services, and managed its acquisition by Ziccardi & Partners in 1998. In 1995, Mr. Bednarsh founded Clearly Internet, Inc., an Internet training company. Mr. Bednarsh is a graduate of Indiana University with a B.S. degree in finance.

      Peter Goldey became our Senior Vice President - Products in April 2000. Previously, Mr. Goldey served as our Director of Production and Director of Technology before assuming the role of Senior Vice President - Products. At various times since 1996, he has lead the data engineering, data analysis and client services teams. Currently, he is responsible for the functional and creative design of our products and marketing materials, and manages our quality control center. Prior to joining us, Mr. Goldey managed regional operations for a division of American Retail Group, a major retailing conglomerate. Mr. Goldey graduated from Harvard University.

      Our board of directors is elected at each annual meeting of our shareholders. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal, with or without cause, at any duly noticed special meeting of our shareholders by the affirmative vote of the holders of a majority of the shares of our common stock and series C preferred stock, voting as a single class, present in person or represented by proxy and entitled to vote at an election of directors.

      Under our bylaws, officers are appointed annually by our board of directors at the first meeting of our board of directors following the annual meeting of our shareholders. Each officer holds office until his or her successor has been chosen and qualified.

Executive Compensation

                           Summary Compensation Table

      The following summary compensation table sets forth the compensation earned by the persons who served as our chief executive officer during 2000 and our other most highly compensated officers other than the chief executive officer for services rendered in all capacities for each of the last three completed fiscal years.


                                                                                                 Securities
                                                                                Other Annual      Underlying       All Other
Name and Principal Position          Year       Salary (1)      Bonus (1)       Compensation       Options       Compensation
---------------------------          ----       ----------      ---------       ------------       -------       ------------
John van Leeuwen (2) ........        2000            --              --              --              --              --
Chairman of the Board                1999            --              --              --              --              --
                                     1998            --              --              --              --              --

Harold S. Blue (3) ..........        2000            --              --              --              --          $ 49,000
Vice President                       1999            --              --              --              --              --
                                     1998            --              --              --              --              --

Samuel B. Petteway, Jr. (4) .        2000        $ 55,786        $ 50,000            --              --              --
President and Chief Executive        1999            --              --              --              --              --
Officer                              1998            --              --              --              --              --

Mitchell Deutsch (5) ........        2000        $240,000        $ 13,000            --           320,000            --
Vice Chairman                        1999         212,893          11,200        $ 55,667          98,000            --
                                     1998          64,487                         371,163            --              --

Mark Nathan (6) .............        2000        $124,445            --              --           202,000            --
Chief Technology Officer             1999            --              --              --              --              --
                                     1998            --              --              --              --              --

John Evans (6) ..............        2000        $116,667            --              --            60,000        $  2,500
Senior Vice President -              1999          80,099        $ 39,500            --            45,600            --
 Corporate Development               1998               0            --              --

Marc Siden (6) ..............        2000        $ 77,083            --              --            90,000        $ 20,500
Senior Vice President -              1999          67,500            --              --            20,000            --
Corporate Development                1998               0            --              --              --              --

--------

(1) The salary information prior to April 2, 1999 relates to employment with Taconic, our predecessor.
(2)   Mr. van Leeuwen became our Chairman of the Board in January 2001.
(3) Mr. Blue is paid by us pursuant to his consulting agreement. He is not an employee of MonsterDaata.
(4) Mr. Petteway became our President and Chief Executive Officer in September 2000.
(5) Mr. Deutsch served as our President and Chief Executive prior to September 2000.
(6) Messrs. Nathan, Evans and Siden became employees of MonsterDaata in March 2000, March 1999 and February 1999, respectively.

                          Option Grants in Fiscal 2000

      The following table contains information concerning the stock option grants made to the following officers for the year ended December 31, 2000.

                                                Number of        Percent of total
                                               Securities         options granted
                                               Underlying         to employees in      Exercise or        Expiration
Name and Principal Position                  Options granted      fiscal year (1)       Base Price           Date
---------------------------                  ---------------      ---------------       ----------        ----------
John van Leeuwen, Chairman of the Board..          --                 --                    --                 --
Harold S. Blue, Vice Chairman............          --                 --                    --                 --
Samuel B. Petteway, Jr., President and
Chief Executive Officer..................          --                 --                    --                 --
Mitchell Deutsch, Vice Chairman..........        320,000            30.5%                  $1.25            11/30/10
Mark Nathan, Chief Technology Officer....         15,000             1.4%                  $5.45             5/16/10

John Evans, Senior Vice President -              187,000            17.8%                  $1.15            10/23/10
  Corporate Development ..................        30,000             2.9%                  $1.15            10/23/10
                                                  30,000             2.9%                  $1.25            11/30/10

   Aggregate Option Exercises in Fiscal 2000 and Fiscal Year-End Option Values

      The following table sets forth information concerning option exercises and option holdings for the year ended December 31, 2000.

                               Shares
                             Acquired on        Number of Securities Underlying       Value of Unexercised In the
Name                         Exercise (#)     Unexercised Options at Year End (#)     Money Options at Year End(2)
----                         ------------     -----------------------------------     ----------------------------
                                                Exercisable       Unexercisable      Exercisable      Unexercisable
                                                -----------       -------------      -----------      -------------
John van Leeuween........          --                --                --                 --                --
Harold S. Blue...........          --                --                --                 --                --
Samuel B. Petteway, Jr...          --                --                --                 --                --
Mitchell Deutsch.........          --             119,200            298,800              --                --
Mark Nathan..............          --              12,000            190,000              --                --
John Evans...............        1,000             36,667             43,333              --                --

-------------------------

(1) Percentage based on 1,049,252 options issued in the year ended December 31, 2000.

(2) Based on the fair market value of our common stock at year-end ($0.9375 per share), less the exercise price payable for such shares.

Employment and Consulting Agreements

      In January 2001, our board of directors agreed to grant John van Leeuwen, our Chairman of the Board, an option to purchase up to 1,200,000 shares of common stock at an exercise price of $1.25 per share, vesting in three equal installments over a three-year period.

      Harold S. Blue, our Vice Chairman, has a consulting agreement, dated as of August 29, 2000, with us through a corporation owned by him. Under his agreement, Mr. Blue is paid $10,000 per month through August 29, 2001. Under an oral agreement effective December 1, 2000, Mr. Blue voluntarily reduced this monthly fee to $9,000 to conserve our cash. Pursuant to this agreement, Mr. Blue was granted a ten-year option to purchase up to 200,000 shares of our common stock at a price of $1.25 per share, vesting 25% at the end of each 90-day period of the agreement. Mr. Blue has agreed not to disclose our confidential information at any time following the termination of his consulting agreement and has also agreed not to compete with us for at least 12 months following his termination. We retain the right to terminate this agreement for cause and to replace Mr. Blue as a director with or without cause.

      Mitchell Deutsch, our Vice Chairman, has an agreement for consulting services, dated as of November 30, 2000, with us. Under his agreement, he is paid $10,000 per month through November 2002. In addition, he is entitled to receive commissions of 5% of gross revenues received by us through November 2003 from sales of our products or services for which Mr. Deutsch is primarily responsible. Pursuant to this agreement, Mr. Deutsch was granted a four-year option to purchase 320,000 shares of common stock at a price of $ 1.25 per share, vesting one-eighth at the end of each three-month period of the agreement. The agreement also provides that, for each 12-month period of the agreement and, in addition to the commissions provided for above, Mr. Deutsch is to be granted options to purchase 8,000 shares of common stock at $1.25 per share for each $100,000 of gross revenues received by us during that period from sales of our products or services for which Mr. Deutsch is primarily responsible, up to a maximum award during the term of the agreement of 160,000 shares.

      Pursuant to the agreement, Mr. Deutsch retains the right to be on our board of directors until November 2001 and thereafter has agreed to resign from the board if requested to do so. Mr. Deutsch has agreed not to disclose our confidential information for at least three years following the termination of his consulting agreement and has also agreed not to compete with us for at least 18 months following his termination. This agreement can be terminated by us for cause.

      Samuel B. Petteway, Jr., our President and Chief Executive Officer, has an employment agreement, dated as of September 1, 2000, with us. His agreement has a three-year term and provides for a salary of $180,000 in the first year, $200,000 in the second year and $225,000 in the third year, plus a year-end bonus opportunity of up to 100% of salary in the discretion of our board of directors. Under a verbal agreement effective December 1, 2000, Mr. Petteway voluntarily reduced his annual salary to $168,000 to conserve our cash. In addition, the agreement provides for the granting of a ten-year option to purchase 550,000 shares of common stock at a price of $1.25 per share, vesting one-quarter on each of the six month, 12 month, 24 month and 36 month anniversaries of the agreement date. This option fully vests upon our change in control or upon a sale of substantially all of our assets.

      Mr. Petteway's employment may be terminated by us with or without cause, but if we terminate him without cause, he is entitled to 12 months' salary as severance. Mr. Petteway has agreed not to disclose our confidential information at any time following the termination of his consulting agreement and has also agreed not to compete with us for at least 12 months following his termination. In February 2001, our board of directors agreed to grant Mr. Petteway an option to purchase up to 883,600 shares of common stock at an exercise price of $1.25 per share.

      Marc Siden, our Senior Vice President - Corporate Development, has an employment agreement, dated December 1, 1999, with us, which was amended in November 2000. His agreement provides for a salary of $90,000, plus a commission equal to 5% of gross revenues received by us from sales of real-estate related information to authorized leads as agreed between Mr. Siden and our Chief Executive Officer. Pursuant to this agreement, Mr. Siden was granted options to purchase up to 70,000 shares of common stock at a price of $1.25 per share under our 2000 Plan, vesting one-third on each anniversary of the agreement or vesting fully upon our change in control or the sale of substantially all of our assets. Mr. Siden's employment may be terminated by us with or without cause, but if we terminate him without cause, he is entitled to six months' salary as severance. Mr. Siden has agreed not to disclose our confidential information at any time following the termination of his employment agreement and has also agreed not to compete with us for at least 12 months following a voluntary termination by him of his employment.

Stock Option Plans

      1999 Stock Option Plan. A total of 350,000 shares of our common stock has been reserved for issuance under our 1999 Stock Option Plan. Our 1999 Plan was adopted by the Board of Directors in June 1999, and approved by our stockholders in July 1999. The 1999 Plan will continue in effect until the earlier of its termination by our board or the date on which all of the shares of common stock available for issuance under the 1999 Plan have been issued and all restrictions on such shares under the terms of the 1999 Plan and agreements evidencing options granted under the 1999 Plan have lapsed. However, all options shall be granted, if at all, within ten years from the date the 1999 Plan was approved by our shareholders. Employees, directors and consultants are eligible to receive options under the 1999 Plan.

      The 1999 Plan provides for the grant of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the grant of nonstatutory stock options. Incentive stock options may be granted only to employees. The 1999 Plan is currently administered by our board of directors, which determines the terms of the options granted, including the exercise price, the number of shares subject to the option and the schedule on which the option becomes exercisable.

      The 1999 Plan requires that the exercise price for each option shall be established in the sole discretion of our board; provided that the exercise price per share for an incentive option shall be not less than the fair market value of a share on the effective date of grant of the option, the exercise price per share for a nonstatutory option shall be not less than 85% of the fair market value of a share on the effective date of grant of the option, and no option granted to an officer, director or greater than 10% shareholder shall have an exercise price per share less than 110% of the fair market value of a share on the effective date of grant of the option. The maximum term of options granted under the 1999 Plan is ten years.

      Generally, any vested option held by a recipient who ceases to be employed or retained by us may be exercised by such recipient within 30 days after such recipient ceases to be employed or retained by us, or within one year after an individual recipient ceases to be employed or retained in the case of death or disability.

      Pursuant to the 1999 Plan, on May 31, 2001, options to purchase 296,586 shares of common stock were outstanding, with exercise prices between $2.40 and $20.00 per share and 187,954 of these options were vested and exercisable at that time.

      2000 Stock Option Plan. In September 2000, our board approved a 2000 Stock Option Plan with substantially similar terms as those of the 1999 Plan. The 2000 Plan has reserved 5,000,000 shares of common stock for issuance upon the exercise of stock options. The 2000 Plan has been ratified by our shareholders. On May 31, 2001, options to purchase 3,554,143 shares of common stock were outstanding, with exercise prices between $0.65 and $1.25 per share, and 1,085,750 of these options were vested and exercisable at that time.

Limitations of Liability and Indemnification

      Section 145 of Delaware's General Corporation Law authorizes and permits, subject to specified conditions and limitations, indemnification of officers, directors and other persons. Pursuant to this statutory provision, our by-laws provide, within these limits, for broad indemnification of those persons when acting on our behalf. In addition, we have purchased insurance to indemnify officers and directors against liabilities that may result from these capacities and from their actions in these capacities. The indemnification provided may protect officers and directors from liabilities arising under the Securities Act of 1933.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                           RELATED PARTY TRANSACTIONS

      The information set forth herein briefly describes transactions and proposed transactions over the past two years in which we were or are to be a party, in which one of our directors, officers or 5% stockholders, or an immediate family member of one of those parties, had or is to have a material interest.

Financial Advisory Arrangements and Private Placements

      In May 2000, we entered into an engagement letter with Commonwealth Associates, L.P., a New York limited partnership, pursuant to which we engaged Commonwealth Associates as a financial advisor. ComVest Capital Partners LLC, a Delaware limited liability company and an affiliate of Commonwealth Associates, agreed to lend us up to $1.5 million. Commencing with an initial loan in June 2000, ComVest Capital loaned us a total of $1,478,000 pursuant to a series of senior secured promissory notes. In September 2000, ComVest Capital converted $750,000 of the notes into 7.5 units in our August-November 2000 private placement (described below). The remaining principal amount of the notes was converted into series C preferred stock and warrants in our December 2000-January 2001 private placement (described below).

      As an inducement for ComVest Capital to lend us money, we issued to ComVest Capital a warrant to purchase 1,500,000 shares of our common stock at an exercise price of $.05 per share. This warrant was issued and exercised in June 2000. ComVest Capital was issued 1,200,000 shares of common stock for $60,000 and Commonwealth Associates was issued 300,000 shares of common stock for $15,000 in connection with the exercise of this warrant.

      During the period August-November 2000, we conducted a private placement of units, each unit consisting of an 8% convertible subordinated promissory note in the principal amount of $100,000 and a seven-year warrant to purchase 20,000 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and callable under specified circumstances. The offering price was $100,000 per unit. We sold 39.1 units in this private placement for total proceeds of $3,910,000. Of this amount, $750,000 resulted from the conversion by ComVest Capital of notes into units and $250,000 resulted from the conversion by Mitchell Deutsch of a loan that he had made to us in August 2000 into 2.5 units. In connection with this private placement, Commonwealth Associates received a commission of $203,700, a structuring fee of $87,300 and seven-year warrants to purchase 195,500 shares of common stock at an exercise price of $1.25 per share.

      During the period December 2000-January 2001, we conducted a private placement of units, each unit consisting of 10,000 shares of series C preferred stock and warrants to purchase 40,000 shares of our common stock at an exercise price of $1.25 per share, subject to adjustment and callable under specified circumstances. The offering price was $100,000 per unit. We sold 107.28 units in this private placement for total proceeds of $10,728,000. Of this amount, $3,910,000 resulted from the conversion of notes sold in the August-November 2000 private placement into units in this private placement. Another $728,000 resulted from the conversion of notes into units by ComVest Capital. In connection with the December 2000-January 2001 private placement, Commonwealth Associates received a commission of $426,300, a structuring fee of $182,700 and five-year warrants to purchase 1,931,040 shares of our common stock at an exercise price of $1.25 per share.

      Harold S. Blue, Keith M. Rosenbloom and Joseph P. Wynne, employees of Commonwealth Associates, are members of our board of directors. ComVest Capital Partners LLC and ComVest Venture Partners, L.P. are controlled by executive officers of Commonwealth Associates.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth information regarding the beneficial ownership of our common stock as of May 31, 2001. The table includes:

      o each of our directors and executive officers who beneficially owns any shares of common stock;

      o     all of our directors and executive officers as a group; and

      o each person or entity known by us to be the beneficial owner of more than 5% of our common stock.

      For purposes of this table, information as to our shares of common stock is calculated based on 3,270,778 shares of common stock outstanding on May 31, 2001. Except as otherwise indicated, and subject to community property laws when applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Each of these persons may be reached through our offices at 32 East 31st Street, Suite 900, New York, New York 10016.

                                                                                 Shares
                                                                              Beneficially
Name of Beneficial Owner                                                        Owned (1)                  Percent
------------------------                                                        ---------                  -------
Directors and executive officers:

     John van Leeuwen (2)............................................             400,000                    10.9%
     Harold S. Blue (3)..............................................             221,053                     6.3%
     Samuel B. Petteway, Jr. (4).....................................             360,900                     9.9%
     Mitchell Deutsch (5)............................................           1,093,536                    25.1%
     Marc Siden (6)..................................................              94,399                     2.8%
     Jonathan Bednarsh (7)...........................................               4,687                      *
     Mark Nathan (8).................................................              56,333                     1.7%
     Keith M. Rosenbloom ............................................           5,933,139                    64.5%
     Joseph P. Wynne ................................................           5,891,906                    64.3%
     Peter Goldey....................................................               4,353                      *

     All directors and executive officers
       as a group (11 persons).......................................           8,199,558                    71.3%

5% Shareholders:

     Commonwealth Associates, L.P. and affiliates (9)................           5,860,748                    64.2%
     Michael Falk (9)................................................           6,340,546                    66.0%
     J.F. Shea Co., Inc., as Nominee.................................           2,600,000                    44.3%
     RMC Capital, LLC................................................           2,500,000                    43.3%
     Lions Investment Ltd............................................           2,400,000                    42.3%
     Carol R. Hill Spousal Trust.....................................             400,000                    10.9%
     James Garfinkel (10)............................................             286,795                     8.1%
     William T. McCaffrey............................................             260,000                     7.4%
     Noam Gottesman..................................................             180,000                     5.2%

--------------------------------

*     Less than one percent.

(1) For purposes of this table, "beneficial ownership" is determined in accordance with the Instructions to Item 403 of Regulation S-B under the Securities Act of 1933, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within 60 days are deemed to be outstanding and beneficially owned by such person or persons but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Represents stock options held by Mr. van Leeuwen currently exercisable for 400,000 shares. Does not include shares held by Lions Investment Ltd. Mr. van Leeuwen, through his personal companies, provides investment advisory services to Lions Investment Ltd. In that capacity, he often sits on the boards of, or is an officer of, companies in which Lions Investment chooses to invest. Mr. van Leeuwen is not an officer, director or shareholder of Lions Investment Ltd., nor of any of its shareholders.

(3) Includes stock options held by Mr. Blue currently exercisable for 200,000 shares and warrants currently exercisable for 21,053 shares. See "Executive Compensation - Employment and Consulting Agreements."

(4) Represents stock options currently exercisable for 220,900 shares, warrants currently exercisable for 60,000 shares and 10,000 shares of series C preferred stock convertible into 80,000 shares held by Mr. Petteway. See "Executive Compensation - Employment and Consulting Agreements."

(5) Includes stock options currently exercisable for 138,800 shares, warrants currently exercisable for 151,540 shares, and 25,000 shares of series C preferred stock convertible into 200,000 shares held by Mr. Deutsch. Also includes 20,622 shares owned by Mr. Deutsch's dependent children. Does not include shares issuable upon exercise of outstanding warrants owned by pension accounts managed for the benefit of his spouse nor does the amount shown include 30,820 shares owned by such accounts.

(6) Represents stock options held by Mr. Siden currently exercisable for 21,333 shares and 73,066 shares held in the name of What About Me, Inc., an entity owned by Mr. Siden.

(7) Includes stock options held by Mr. Bednarsh currently exercisable for 4,667 shares.

(8) Represents stock options held by Mr. Nathan currently exercisable for 56,333 shares.

(9) Commonwealth Associates, L.P., ComVest Capital Partners, LLC and ComVest Venture Partners, LP are affiliates. Includes 1,200,000 shares issued to these entities and 245,000 of the 300,000 shares issued to these entities upon exercise of warrants (Commonwealth Associates transferred 55,000 shares to an unrelated party as a finder's fee). Includes warrants currently exercisable for 2,408,348 shares and 247,800 shares of series C preferred stock convertible into 1,982,400 shares. Mr. Falk is the Chairman and Chief Executive Officer, Mr. Rosenbloom is the Director of Merchant Banking, and Mr. Wynne is the Chief Financial Officer of Commonwealth Associates. Accordingly, each of them may be deemed to be an affiliate of Commonwealth Associates, ComVest Capital and ComVest Venture and a beneficial owner of the shares held by Commonwealth Associates, ComVest Capital and ComVest Venture.

(10) Includes stock options held by Mr. Garfinkel currently exercisable for 42,000 shares and 15,108 shares held by Mr. Garfinkel's spouse and child. Does not include 126,827 shares owned by Mr. Garfinkel's father and brother, as to which James Garfinkel disclaims beneficial ownership.

                              SELLING SHAREHOLDERS

General

      The selling shareholders currently hold unregistered shares of our common stock, shares of our series B or series C preferred stock convertible into our common stock or warrants exercisable for our common stock. We are required to register these shares of common stock pursuant to contractual obligations which we entered into with the selling shareholders in connection with the transactions described below. The cost of registering the shares will be borne by us.

Series A Preferred Stock Private Placement

      We sold 1,591.76 shares of series A preferred stock and warrants to purchase 118,862 shares of common stock at an exercise price of $18.75 per share, subject to adjustment (the exercise price has since been adjusted to $1.25 for most outstanding warrants), between November 1999 and January 2000. These securities were sold to accredited investors in an offering exempt from registration under Rule 506 of Regulation D under the Securities Act. The total offering price for these securities was $1,492,000 and the net proceeds were used for general corporate purposes. In January 2000, we filed a registration statement with the SEC to register the common shares issuable upon conversion of the series A preferred stock. We have since issued 44,522 additional shares of common stock to holders of series A preferred stock on account of accrued dividends and we are registering these shares pursuant to this prospectus.

Series B Preferred Stock Private Placement

      We sold 425 shares of series B preferred stock and warrants to purchase 11,334 shares of common stock at an exercise price of $21.25 per share, subject to adjustment (the exercise price has since been adjusted to $1.25 for most outstanding warrants), in April 2000. These securities were sold to accredited investors in an offering exempt from registration under Rule 506 of Regulation D under the Securities Act. The total offering price for these securities was $425,000 and the net proceeds were used for general corporate purposes. We have since issued 14,360 additional shares of common stock to holders of series B preferred stock on account of accrued dividends.

Financial Advisory Arrangements

      In consideration of its investment in us and its services in structuring and placing several rounds of financing for us, Commonwealth Associates and its affiliates, officers, directors and employees received 3,120,989 shares of common stock at an exercise price of $1.25 per share and 147,800 shares of series C preferred stock. For further details, see "Related Party Transactions-Financial Advisory Arrangements and Private Placements" above.

Series C Preferred Stock Private Placement

      We sold 821,000 shares of series C preferred stock and two-year warrants to purchase 3,284,000 shares of common stock at an exercise price of $1.25 per share on December 6, 2000 for $8,210,000 ($3,910,000 of which involved the conversion of notes from a previous private placement). We sold an additional 164,000 shares of series C preferred stock and warrants to purchase 656,000 shares of common stock on December 29, 2000 for $1,640,000 and 87,800 shares of series C preferred stock and warrants to purchase 351,200 shares of common stock on January 5, 2001 for $878,000. These securities were sold to accredited investors in an offering exempt from registration under Rule 506 of Regulation D under the Securities Act. The total offering price for these securities was $10,728,000. The net proceeds were used for general corporate purposes.

Number of Shares of Common Stock That We May Issue

      Assuming the full conversion of the series B and series C preferred stock and exercise of all of the warrants, we would issue 15,836,041 shares of our common stock to the selling shareholders. These 15,836,041 shares would represent approximately 485% of our total current outstanding common stock.

Selling Shareholder Table

      The table below lists, in each case as of May 31, 2001:

      o     the name of each selling shareholder;

      o     the number of shares each selling shareholder beneficially owns;

      o how many shares of common stock the selling shareholder may resell under this prospectus; and

      o assuming each selling shareholder sells all the shares listed next to its name, how many shares of common stock each selling shareholder will beneficially own after completion of the offering (based upon 3,270,778 shares outstanding on May 31, 2001).

      Beneficial ownership is determined in accordance with rules set by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling shareholders. Except as otherwise indicated, we believe that the entities named in the table have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them, subject to community property laws where applicable.

      We may amend or supplement this prospectus from time to time in the future to update or change this list of selling shareholders and shares which may be resold.

                                              Beneficial Ownership                      Beneficial Ownership
                                              Before the Offering                        After the Offering
                                          ---------------------------                 ------------------------
                                                                       Shares That
                                                                       May be Sold
                                                                          in the
        Selling Shareholder               Shares (1)          Percent    Offering     Shares (1)       Percent
        -------------------               ----------          -------    --------     ----------       -------
Commonwealth Associates, L.P.
and affiliates(2) ..............           5,860,748            64.2%    5,860,748        --               *
Michael Falk ...................           6,340,546            66.0%      479,798        --               *
Keith M. Rosenbloom ............           5,933,139            64.5%       72,391        --               *
Robert O'Sullivan ..............              64,992             1.9%       64,992        --               *
Inder Tallur ...................              35,369             1.1%       35,369        --               *
Joseph P. Wynne ................           5,891,906            64.3%       31,158        --               *
Harold S. Blue .................             221,053             6.3%       21,053     200,000             1.1%
David Boris ....................              53,263             1.6%       53,263        --               *
Carl Kleidman ..................              36,842             1.1%       36,842        --               *
Joshua Landau ..................               8,211              *          8,211        --               *
Basil Asciutto .................               8,000              *          8,000        --               *
Peter Latour ...................              26,496              *         26,496        --               *
Beth Lipman ....................               6,497              *          6,497        --               *
Bruce Glaser ...................              20,000              *         20,000        --               *
Scott Greiper ..................              20,000              *         20,000        --               *
Anne Falk ......................               4,846              *          4,846        --               *

                                              Beneficial Ownership                      Beneficial Ownership
                                              Before the Offering                        After the Offering
                                          ---------------------------                 ------------------------
                                                                       Shares That
                                                                       May be Sold
                                                                          in the
        Selling Shareholder               Shares (1)          Percent    Offering     Shares (1)       Percent
        -------------------               ----------          -------    --------     ----------       -------
Richard Campanella .............               4,000              *          4,000        --               *
Anthony Giardina ...............               4,000              *          4,000        --               *
Jerome Messana .................               3,158              *          3,158        --               *
Thom Waye ......................               9,895              *          9,895        --               *
Philip R. Ladoucer .............               2,105              *          2,105        --               *
Edwin M. Cooperman .............               2,105              *          2,105        --               *
Richard Yalen ..................               2,105              *          2,105        --               *
Richard Rosenblatt .............               2,105              *          2,105        --               *
Susan Hoffman ..................               1,000              *          1,000        --               *
Barry Hartheimer ...............              25,000              *         25,000        --               *
Adina Winston ..................              25,000              *         25,000        --               *
Cornell Capital Partners .......              40,000             1.2%       40,000        --               *
American Market Support
Network ........................               8,400              *          8,400        --               *
Mark Deutsch ...................               6,468              *          6,468        --               *
Ron Deutsch ....................              76,652             2.3%       56,924      19,728             *
Kevin Heneghan .................              12,937              *         12,937        --               *
Gustavo Larramendi .............              15,480              *          8,423       7,057             *
Allegra Films Pension, LP. .....              19,514              *         11,592       7,922             *
Eve Silverman ..................              32,820              *         32,801          19             *
Leslie VanDermeer ..............               4,416              *          1,338       3,078             *
Pala Management Corp. Retirement
Trust ..........................               4,417              *          1,339       3,078             *
Dave Jacquin ...................               7,880              *          2,880       5,000             *
George Regan ...................               3,940              *          1,440       2,500             *
Todd Roberts ...................              22,118              *          1,618      20,500             *
Holly Schepisi .................                 788              *            288         500             *
Troy Roberts ...................               1,576              *            576       1,000             *
Huneke Family Trust ............              18,912              *          6,912      12,000             *
Ziona Silverman ................               3,468              *            984       2,484             *
Robert Lawrence ................               7,651              *          4,131       3,520             *
Steven Bergman .................               6,468              *          6,468        --               *
Susan Nussbaum .................              41,468             1.3%       41,468        --               *
J.F. Shea Co., Inc. as nominee .           2,600,000            44.3%    2,600,000        --               *
RMC Capital, LLC ...............           2,500,000            43.3%    2,500,000        --               *
Lions Investment Ltd. ..........           2,400,000            42.3%    2,400,000        --               *
Carol R. Hill Spousal Trust ....             400,000            10.9%      400,000        --               *
Mitchell Deutsch ...............           1,093,536            25.1%      951,254     142,282             4.2%
Noam Gottesman .................             180,000             5.2%      180,000        --               *
Conzetta Europa Invest Ltd. ....             140,000             4.1%      140,000        --               *
Hardy Family Limited
Partnership ....................             140,000             4.1%      140,000        --               *
William T. McCaffrey ...........             260,000             7.4%      260,000        --               *
Samuel B. Petteway, Jr .........             140,000             9.9%      140,000        --               1.2%
Daniel S. Och ..................             140,000             4.1%      140,000        --               *
Sheldon Lipton .................             158,750             4.6%      140,000      18,750             *
Flynn Corporation ..............             120,000             3.5%      120,000        --               *
Michael Singer .................             120,000             3.5%      120,000        --               *

                                              Beneficial Ownership                      Beneficial Ownership
                                              Before the Offering                        After the Offering
                                          ---------------------------                 ------------------------
                                                                       Shares That
                                                                       May be Sold
                                                                          in the
        Selling Shareholder               Shares (1)          Percent    Offering     Shares (1)       Percent
        -------------------               ----------          -------    --------     ----------       -------
Jacob Goldfield ................             108,000             3.2%      108,000        --               *
Harvard Developments, Inc. .....             100,000             3.0%      100,000        --               *
Harvard Investments ............              90,000             2.7%       90,000        --               *
Harry A. Gampel ................              70,000             2.1%       70,000        --               *
Ira M. Leventhal ...............              70,000             2.1%       70,000        --               *
David Morley ...................              60,000             1.8%       60,000        --               *
Paul Goldenheim ................              60,000             1.8%       60,000        --               *
Barry Garfinkel ................             159,701             4.7%      152,737       6,964             *
David Garfinkel ................             113,286             3.3%      106,322       6,964             *
James Garfinkel ................             286,795             8.1%      234,595      52,200             *
Elior Garfinkel ................               4,908              *          4,908        --               *
Georganne Garfinkel ............              10,200              *         10,200        --               *
Sol Kiperman ...................              25,609              *         25,609        --               *
Thomas Associates ..............              23,953              *         19,953       4,000             *
What About Me, Inc. ............              73,066             2.2%       73,066        --               *
Allan & Ellen MacDonald,
JTWROS                                        30,000              *         30,000        --               *
Stephen J. Warner ..............              30,000              *         30,000        --               *
Steven Hart ....................              14,000              *         14,000        --               *


-------------------------

*     Less than one percent.

(1) For purposes of this table, "beneficial ownership" is determined in accordance with the Instructions to Item 403 of Regulation S-B under the Securities Act of 1933, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within 60 days are deemed to be outstanding and beneficially owned by such person or persons but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes holdings of ComVest Capital Partners LLC and ComVest Venture Partners, L.P. See footnote (9) under "Principal Shareholders."

Relationships

      Except as described below, none of the selling shareholders has had any position, office or other material relationship with us or any of our affiliates within the past three years.

      o Harold S. Blue has, since August 2000, been a member of our board of directors.

      o Samuel B. Petteway, Jr. has, since September 2000, been an executive officer and a member of our board of directors.

      o Mitchell Deutsch has, since April 1999, been an executive officer and a member of our board of directors.

      o Keith M. Rosenbloom has, since September 2000, been a member of our board of directors.

      o Joseph P. Wynne has, since January 2001, been a member of our board of directors.

      o Commonwealth Associates, L.P. acted as the placement agent of our securities in private placements conducted during August-November 2000 and December 2000-January 2001, as described above and in "Related Party Transactions." Commonwealth Associates does not act as a market maker for our common stock. ComVest Capital Partners LLC and ComVest Venture Partners, L.P. are controlled by executive officers of Commonwealth Associates. Messrs. Blue, Rosenbloom and Wynne, members of our board of directors, are also employees of Commonwealth Associates. Michael Falk is the Chairman and Chief Executive Officer of Commonwealth Associates and some of the other selling shareholders are employees of Commonwealth Associates.

                              PLAN OF DISTRIBUTION

      The selling shareholders may sell their shares of common stock in one or more transactions, which may involve block transactions,

      o     on the OTCBB,

      o on any other markets on which our common stock may from time to time be trading,

      o     in privately-negotiated transactions or

      o through the writing of options on the shares of common stock, short sales or any combination of the two.

      The selling shareholders may sell at market prices at the time of sale or at negotiated prices. The selling shareholders may use broker-dealers to sell their shares. If this happens, the broker-dealers will either receive discounts or commissions from the selling shareholders or they will receive commissions from purchasers of shares for whom they acted as agents. Selling shareholders and broker-dealers acting on their behalf may be deemed underwriters under the Securities Act of 1933. We are not aware of any agreement, arrangement or understanding entered into by the selling shareholders with any broker-dealers or underwriters as of the date of this prospectus with respect to the sale of their shares of common stock.

      The selling shareholders may attempt to sell all of the shares. This could cause the supply of shares to exceed demand, which could drive the price of our shares down.

                          DESCRIPTION OF CAPITAL STOCK

      Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. On May 31, 2001, there were issued and outstanding 3,270,778 shares of common stock, 418.05 shares of series A preferred stock, 25 shares of series B preferred stock and 1,072,800 shares of series C preferred stock. We have reserved (1) 3,850,729 shares of common stock for issuance upon exercise of outstanding stock options, (2) 7,275,102 shares of common stock for issuance upon exercise of outstanding warrants and (3) 8,621,695 shares of common stock for issuance upon conversion of our series A, series B and series C preferred stock.

Common Stock

      Holders of our common stock have the right to cast one vote for each share of common stock held in all matters as to which the vote or consent of our shareholders is required or taken. There are no cumulative voting rights. Accordingly, the holders of a majority of our shares of common stock voting for the election of directors can elect all the directors if they choose to do so, subject to any voting rights of holders of preferred stock to elect directors. Holders of our common stock have no preemptive rights by virtue of such ownership.

      Shareholders holding a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

      Holders of our common stock are entitled to receive dividends as and if declared by our board of directors subject to the rights of holders of any outstanding preferred stock. In the event of the liquidation, distribution or sale of assets, dissolution or winding up of our affairs, all of our tangible and intangible assets remaining after the payment of all debts, any preferential amounts to be distributed to holders of our preferred stock, and other liabilities, shall be distributed, pro rata, among the holders of our common stock.

Series A Preferred Stock and Warrants

      Each share of our series A preferred stock is convertible, at any time at the option of the holder, into 90 validly issued, fully paid and nonassessable shares of common stock. Series A preferred stock will be converted automatically into common stock upon our merger or consolidation into another company the transfer of more than 75% of our voting securities, the sale of substantially all of our assets or the election of over 90% in interest of the series A shareholders. Holders of series A preferred stock are entitled to an adjustment in the conversion ratio upon specified events, including a subdivision or combination of our outstanding common stock, certain dividends and distributions, reclassifications or recapitalization. The series A preferred stock carries the right to a 6% compounded annual dividend (which we have never paid) and a right to our assets upon liquidation of $1,000 per share in preference to our common stock. We may redeem the series A preferred stock at any time for $1,000 per share. In general, the Series A preferred stock does not have voting rights.

      The warrants issued with the series A preferred stock may be exercised by paying the exercise price in cash or by tendering warrants with a cash value equal to the exercise price, as determined from the closing price of our common stock on the day of exercise as reported on the OTC Bulletin Board or other national market system.

      The majority of the holders of our series A preferred stock have agreed to convert each share of their series A preferred stock into 90 shares of common stock, plus additional shares of common stock in lieu of accrued preferred stock dividends through December 31, 2000. These holders also received warrants to purchase shares at an exercise price of $1.25 per share.

Series B Preferred Stock and Warrants

      Each share of our series B preferred stock is convertible, at any time at the option of the holder, into 67 validly issued, fully paid and nonassessable shares of common stock. Series B preferred stock will be converted automatically into common stock upon our merger or consolidation into another company, the transfer of more than 75% of our voting securities, the sale of substantially all of our assets or the election of over 90% in interest of the series B shareholders. Holders of series B preferred stock are entitled to an adjustment in the conversion ratio upon specified events, including a subdivision or combination of our outstanding common stock, certain dividends and distributions, reclassifications or recapitalization. The series B preferred stock carries the right to a 6% compounded annual dividend (which we have never paid) and a right to assets upon liquidation of $1,000 per share in preference to our common stock. We may redeem the series B preferred stock at any time for $1,100 per share. In general, the series B preferred stock does not have voting rights.

      The warrants issued with the series B preferred stock may be exercised by paying the exercise price in cash or by tendering warrants with a cash value equal to the exercise price, as determined from the closing price of our common stock on the day of exercise as reported on the OTC Bulletin Board or other national market system.

      The majority of the holders of series B preferred stock have agreed to convert each share of their series B preferred stock into approximately 67 shares of common stock, plus additional shares of common stock in lieu of accrued preferred stock dividends through December 31, 2000. These holders also received warrants to purchase shares at an exercise price of $1.25 per share.

Series C Preferred Stock and Warrants

      Each share of our series C preferred stock is convertible, at any time at the option of the holder, into eight validly issued, fully paid and nonassessable shares of common stock. Series C preferred stock will be converted automatically into common stock upon our merger or consolidation into another company, the transfer of more than 75% of our voting securities, the sale of substantially all of our assets or the election of over 90% in interest of the series C shareholders. Holders of series C preferred stock are entitled to an adjustment in the conversion ratio upon specified events, including a subdivision or combination of our outstanding common stock, certain dividends and distributions, reclassifications or recapitalization. The series C preferred stock carries the right to a 6% compounded annual dividend (which we have never paid) and a right to assets upon liquidation of $1,000 per share in preference to our common stock. We may redeem the series C preferred stock at any time for $1,100 per share. In general, the series B preferred stock does not have voting rights.

      The warrants issued with the series C preferred stock may be exercised by paying the exercise price of $1.25 per share in cash or by tendering warrants with a cash value equal to the exercise price, as determined from the closing price of our common stock on the day of exercise as reported on the OTC Bulletin Board or other national market system.

Delaware Anti-Takeover Provision

      We are subject to a statute under the Delaware General Corporation Law regulating "business combinations," defined to include a broad range of transactions, between Delaware corporations and "interested stockholders," defined as persons who have acquired at least 15% of a corporation's stock. Under the statute, a corporation may not engage in any business combination with any interested stockholder for a period of three years from the date such person became an interested stockholder unless certain conditions are satisfied. We have not sought to "elect out" of the statute and, therefore the restrictions imposed by such statute apply to us.

Transfer Agent

      The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. of Denver, Colorado.

                                  LEGAL MATTERS

      Greenberg Traurig, LLP, New York, New York, will issue an opinion for us about the legality of the shares.

                                     EXPERTS

      Our consolidated financial statements and schedules included in this prospectus and elsewhere in the registration statement have been audited by Marcum & Kliegman LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to Section 15(d) under the Securities Exchange Act of 1934 (as required for trading on the OTC Bulletin Board) and, accordingly, we file annual, quarterly and special reports with the SEC. You may read and copy any document we file at the public reference facilities of the SEC in Washington, D.C., Chicago, Illinois and New York, New York. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

                                                              MONSTERDAATA, INC.

                                                                        CONTENTS
--------------------------------------------------------------------------------

                                                                            Page

ANNUAL AUDITED FINANCIAL STATEMENTS - DECEMBER 31, 2000

  Independent Auditors' Report ..................................          F-2
  Balance Sheet .................................................    F-3 - F-4
  Statements of Operations ......................................          F-5
  Statements of Changes in Stockholders' Equity (Deficiency) ....    F-6 - F-7
  Statements of Cash Flows ......................................    F-8 - F-9
  Notes to Financial Statements .................................   F-10 - F-30

INTERIM FINANCIAL STATEMENTS (UNAUDITED) - THREE MONTHS
 ENDED MARCH 31, 2001

  Condensed Balance Sheet .......................................   F-31 - F-32
  Condensed Statements of Operations ............................          F-33
  Condensed Statements of Cash Flows ............................   F-34 - F-35
  Notes to Condensed Financial Statements .......................   F-36 - F-41

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
MonsterDaata, Inc.

We have audited the accompanying balance sheet of MonsterDaata, Inc. (formerly known as MonsterDaata.com, Inc.) as of December 31, 2000 and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MonsterDaata, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 the Company incurred a net loss of $6,623,780 during the year ended December 31, 2000, and net cash flows used to fund operations was $5,773,442. These factors, as well as the uncertain conditions that the Company faces relative to its implementation of a new revenue model, create substantial doubt as to the Company's ability to continue as a going concern. The Company launched a new technology platform during the fourth quarter of fiscal 2000, which offers new product lines. The ability of the Company to continue as a going concern is dependent upon the success of the new platform and new line of products. The financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.


                                             \s\ Marcum & Kliegman LLP

March 2, 2001 except for the last paragraph of
Note 13 which is dated March 19,2001
New York, New York

                                                              MONSTERDAATA, INC.

                                                                   BALANCE SHEET

                                                               December 31, 2000
--------------------------------------------------------------------------------

                                     ASSETS

CURRENT ASSETS
 Cash and cash equivalents                           $1,774,777
 Accounts receivable                                    124,312
 Prepaid expenses                                       492,114
 Cash held in escrow                                    451,000
                                                     ----------

        Total Current Assets                                         $2,842,203

PROPERTY AND EQUIPMENT, Net                                           1,206,515

OTHER ASSETS
 Deposits                                                               325,688
                                                                     ----------

        TOTAL ASSETS                                                 $4,374,406
                                                                     ==========

      The accompanying notes are an integral part of these financial statements.

                                                              MONSTERDAATA, INC.

                                                                   BALANCE SHEET

                                                               December 31, 2000
--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable and accrued expenses                                 $    563,837
 Deferred revenue-current                                                   308,719
 Current maturities of capital lease obligations                            302,301
 Dividends payable                                                           89,000
 Loan from Stockholders                                                   1,408,000
                                                                       ------------

        Total Current Liabilities                                                         $  2,671,857

 Capital lease obligations, net of current maturities                       814,670
 Deferred revenue - non current                                               6,000
                                                                       ------------

        Total Other Liabilities                                                                820,670
                                                                                          ------------

        TOTAL LIABILITIES                                                                    3,492,527

STOCKHOLDERS' EQUITY
 Series A Preferred stock, $1,000 stated value 10,000,000
  shares authorized, 1,261.76 issued and outstanding
  (liquidating preference $1,000 per share)                               1,261,760
 Series B Preferred stock, $1,000 stated value 10,000,000 shares authorized, 425 issued and outstanding( liquidating preference
   $1,000 per share)                                                        425,000
 Series C Preferred stock, $10 stated value 10,000,000 shares authorized, 985,000 issued and outstanding( liquidating
   preference $20 per share)                                              9,850,000
 Common stock, $0.01 par value; 100,000,000 shares
   authorized, 3,100,841 issued and outstanding                              31,008
 Additional paid in capital                                               3,476,182
 Note receivable, stockholder                                              (101,838)
 Subscription receivable                                                 (1,600,000)
 Accumulated deficit                                                    (12,460,233)
                                                                       ------------

        TOTAL STOCKHOLDERS' EQUITY                                                             881,879
                                                                                          ------------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $  4,374,406
                                                                                          ============

      The accompanying notes are an integral part of these financial statements.

                                                              MONSTERDAATA, INC.

                                                        STATEMENTS OF OPERATIONS

                                  For the Years Ended December 31, 2000 and 1999
--------------------------------------------------------------------------------

                                                      2000              1999
                                                  ------------------------------

SALES                                             $ 1,661,556       $ 2,488,434

COST OF SALES                                         542,382           753,013
                                                  -----------       -----------

        GROSS PROFIT                                1,119,174         1,735,421
                                                  -----------       -----------

OPERATING EXPENSES
 Product development costs                          2,691,942           880,433
 Selling, general and administrative expenses       3,847,512         3,693,525
                                                  -----------       -----------

        TOTAL OPERATING EXPENSES                    6,539,454         4,573,958

OPERATING LOSS                                     (5,420,280)       (2,838,537)
                                                  -----------       -----------

OTHER INCOME AND (EXPENSES)
 Interest income (expense), net                    (1,207,101)            9,599
 Expense settlements                                  270,004
 Asset impairment                                    (261,103)               --
 Other income                                              --               342
                                                  -----------       -----------

        TOTAL OTHER INCOME (EXPENSE)               (1,198,200)            9,941
                                                  -----------       -----------

        LOSS BEFORE INCOME TAXES                   (6,618,480)       (2,828,596)
                                                  -----------       -----------

INCOME TAX EXPENSE                                      5,300               750
                                                  -----------       -----------

        NET LOSS                                   (6,623,780)       (2,829,346)

Dividends on Preferred Stock                          (89,000)               --
                                                  -----------       -----------

Loss attributable to common stockholders'         $(6,712,780)      $(2,829,346)
                                                  ===========       ===========

Net Loss Per Share
        Weighted Average Shares Outstanding         2,399,904         1,391,386
                                                  ===========       ===========

        Net Loss Per Share, basic and diluted     $     (2.80)      $     (2.03)
                                                  ===========       ===========

      The accompanying notes are an integral part of these financial statements.

                                                              MONSTERDAATA, INC.

                      STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                                  For the Years Ended December 31, 2000 and 1999
--------------------------------------------------------------------------------

                                                                             Series B         Series C
                                       Series A Preferred Stock          Preferred Stock   Preferred Stock      Common Stock
                                 --------------------------------------------------------------------------------------------------
                                         Shares
                                 -----------------------
                                                             Stated                Stated           Stated              Par Value
                                  Subscribed     Issued       Value      Shares    Value   Shares    Value    Shares     $  0.01
                                 --------------------------------------------------------------------------------------------------
BALANCE - January 1, 1999                 --           --   $       --       --       --       --       --   1,204,955   $12,050

 Exercise D-Vine warrant and
  issuance of new warrants                --           --           --       --       --       --       --     200,000     2,000

 Options granted under stock
  option plan                             --           --           --       --       --       --       --          --        --

 Issuance of Options                      --           --           --       --       --       --       --          --        --

 Exercise of options by
  employees and consultants               --           --           --       --       --       --       --      54,100       541

 Conversion of accounts
  payable                                 --           --           --       --       --       --       --      22,628       226

 Issuance of Series A Preferred
  stock and warrants                      --     1,561.23    1,561,230       --       --       --       --          --        --

 Exercise of warrants on a
  cashless basis                          --           --           --       --       --       --       --      50,507       505

 Series A Preferred stock
  subscribed                           20.53           --       20,530       --       --       --       --          --        --

 Payments received on note
  receivable net of accrued
  interest of $2,950                      --           --           --       --       --       --       --          --        --

 Net Loss                                                           --       --       --       --       --          --        --
                                  ----------   ----------   ----------   ------   ------   ------   ------   ---------   -------

BALANCE - December 31, 1999            20.53     1,561.23   $1,581,760       --       --       --       --   1,532,190   $15,322
                                  ==========   ==========   ==========   ======   ======   ======   ======   =========   =======


                                   Additonal
                                    Paid in         Notes     Subscription  Accumulated
                                     Capital      Receivable   Receivable     Deficit          Total
                                   --------------------------------------------------------------------

BALANCE - January 1, 1999          $ 2,007,977    $      --            --   $(2,918,107)   $  (898,080)

 Exercise D-Vine warrant and
  issuance of new warrants           1,162,040           --            --            --      1,164,040

 Options granted under stock
  option plan                          215,355           --            --            --        215,355

 Issuance of Options                    75,000           --            --            --         75,000

 Exercise of options by
  employees and consultants            269,959     (118,000)           --            --        152,500

 Conversion of accounts
  payable                              312,274           --            --            --        312,500

 Issuance of Series A Preferred
  stock and warrants                  (408,464)          --            --            --      1,152,766

 Exercise of warrants on a
  cashless basis                          (505)          --            --            --             --

 Series A Preferred stock
  subscribed                              (530)          --            --            --         20,000

 Payments received on note
  receivable net of accrued
  interest of $2,950                        --       22,050            --            --         22,050

 Net Loss                                   --           --            --    (2,829,346)    (2,829,346)
                                   -----------    ---------    ----------   -----------    -----------

BALANCE - December 31, 1999        $ 3,633,106    $ (95,950)           --   $(5,747,453)   $  (613,215)
                                   ===========    =========    ==========   ===========    ===========


      The accompanying notes are an integral part of these financial statements.

                                                              MONSTERDAATA, INC.

                                  For the Years Ended December 31, 2000 and 1999
--------------------------------------------------------------------------------


                                                                                                      Series B
                                                     Series A Preferred Stock                     Preferred Stock
                                        ---------------------------------------------------------------------------------
                                                    Shares
                                        ------------------------------
                                                                            Stated                            Stated
                                           Subscribed         Issued         Value             Shares          Value
                                        --------------------------------------------------------------------------------

BALANCE - January 1, 2000                       20.53         1,561.23    $   1,581,760               --   $          --

 Issuance of Series A Preferred
  stock                                        (20.53)           30.53           10,000               --              --

 Conversion of Series A Preferred
  stock                                            --          (330.00)        (330,000)              --              --

 Issuance of Series B preferred
  stock and warrants                               --               --               --              425         425,000

 Issuance of Series C preferred
  stock and warrants                               --               --               --               --              --

 Issuance of common stock                          --               --               --               --              --

 Repurchase of stock warrant                       --               --               --               --              --

 Issuance of warrants - debt discount              --               --               --               --              --

 Issuance of options                               --               --               --               --              --

 Proceeds from exercise of option                  --               --               --               --              --

 Exercise of warrants                              --               --               --               --              --

 Exercise of warrants on a
  cashless basis                                   --               --               --               --              --

 Accrued Interest                                  --               --               --               --              --

 Dividends Declared                                --               --               --               --              --

 Adjustment for fractional shares
  issued in connection with
  Reverse split                                    --               --               --               --              --

 Net Loss                                          --               --               --               --              --
                                        -------------    -------------    -------------    -------------   -------------

BALANCE - December 31, 2000                        --         1,261.76    $   1,261,760              425   $     425,000
                                        =============    =============    =============    =============   =============


                                                     Series C
                                                  Preferred Stock               Common Stock
                                        -------------------------------------------------------------      Additional
                                                             Stated                       Par Value         Paid in
                                            Shares           Value          Shares          $0.01           Capital
                                        -----------------------------------------------------------------------------

BALANCE - January 1, 2000                          --   $          --       1,532,190   $      15,322   $   3,633,106

 Issuance of Series A Preferred
  stock                                            --              --              --              --         (10,000)

 Conversion of Series A Preferred
  stock                                            --              --          29,700             297         329,703

 Issuance of Series B preferred
  stock and warrants                               --              --              --              --         (98,523)

 Issuance of Series C preferred
  stock and warrants                          985,000       9,850,000              --              --        (881,565)

 Issuance of common stock                          --              --          20,000             200            (200)

 Repurchase of stock warrant                       --              --              --              --         (40,000)

 Issuance of warrants - debt discount              --              --              --              --         386,700

 Issuance of options                               --              --              --              --          92,150

 Proceeds from exercise of option                  --              --           5,100              51           4,949

 Exercise of warrants                              --              --       1,500,000          15,000          60,000

 Exercise of warrants on a
  cashless basis                                   --              --          13,720             137            (137)

 Accrued Interest                                  --              --              --              --              --

 Dividends Declared                                --              --              --              --              --

 Adjustment for fractional shares
  issued in connection with
  Reverse split                                    --              --             131               1              (1)

 Net Loss                                          --              --              --              --              --
                                        -------------   -------------   -------------   -------------   -------------
BALANCE - December 31, 2000                   985,000   $   9,850,000       3,100,841   $      31,008   $   3,476,182
                                        =============   =============   =============   =============   =============


                                            Notes        Subscription      Accumulated
                                         Receivable       Receivable         Deficit         Total
                                       -----------------------------------------------------------------

BALANCE - January 1, 2000              $      (95,950)  $           --   $   (5,747,453)  $     (613,215)

 Issuance of Series A Preferred
  stock                                            --               --               --               --

 Conversion of Series A Preferred
  stock                                            --               --               --               --

 Issuance of Series B preferred
  stock and warrants                               --               --               --          326,477

 Issuance of Series C preferred
  stock and warrants                               --       (1,600,000)              --        7,368,435

 Issuance of common stock                          --               --               --               --

 Repurchase of stock warrant                       --               --               --          (40,000)

 Issuance of warrants - debt discount              --               --               --          386,700

 Issuance of options                               --               --               --           92,150

 Proceeds from exercise of option                  --               --               --            5,000

 Exercise of warrants                              --               --               --           75,000

 Exercise of warrants on a
  cashless basis                                   --               --               --               --

 Accrued Interest                              (5,888)              --               --           (5,888)

 Dividends Declared                                --               --          (89,000)         (89,000)

 Adjustment for fractional shares
  issued in connection with
  Reverse split                                    --               --               --               --

 Net Loss                                          --               --       (6,623,780)      (6,623,780)
                                        -------------    -------------    -------------    -------------

BALANCE - December 31, 2000             $    (101,838)   $  (1,600,000)   $ (12,460,233)   $     881,879
                                        =============    =============    =============    =============

      The accompanying notes are an integral part of these financial statements.

                                                              MONSTERDAATA, INC.

                                                        STATEMENTS OF CASH FLOWS

                                  For the Years Ended December 31, 2000 and 1999
--------------------------------------------------------------------------------


                                                                 2000              1999
                                                             -----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                    $(6,623,780)      $(2,829,346)
                                                             -----------       -----------
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation                                                 604,867           106,542
    Amortization of deferred debt discount                       386,700                --
    Amortization of deferred debt costs                          636,728                --
    Asset impairment                                             261,103                --
    Loss on disposal of fixed asset                               11,825                --
    Stock based compensation                                      92,150           531,051
    Accrued interest                                              (5,888)           (2,950)
    Legal Settlement                                             (58,702)               --
  Changes in operating assets and liabilities:
    Accounts receivable                                          173,204           361,426
    Prepaid expenses                                            (454,580)          (37,534)
    Cash held in escrow                                         (451,000)               --
    Deposits                                                    (309,100)           (8,255)
    Accounts payable and accrued expenses                        169,373         1,197,614
    Deferred revenue                                            (206,342)         (562,650)
                                                             -----------       -----------

        TOTAL ADJUSTMENTS                                        850,338         1,585,244
                                                             -----------       -----------

        NET CASH USED IN  OPERATING ACTIVITIES                (5,773,442)       (1,244,102)
                                                             -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of property and equipment                            (255,839)         (302,957)
                                                             -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Net proceeds from issuance of Series A preferred stock               --           897,766
 Net proceeds from issuance of Series B preferred stock          326,477                --
 Net proceeds from issuance of Series C preferred stock        3,458,435                --
 Net proceeds from Bridge Notes                                4,001,272                --
 Net proceeds from issuance of common stock                           --         1,093,540
 Repurchase of stock warrants                                    (40,000)               --
 Proceeds from sale of warrant                                        --           223,000
                                                             -----------       -----------

                                 (Forward)                   $ 7,746,184       $ 2,214,306
                                                             -----------       -----------

      The accompanying notes are an integral part of these financial statements.

                                                              MONSTERDAATA, INC.

                                  For the Years Ended December 31, 2000 and 1999
--------------------------------------------------------------------------------


                                                                           2000              1999
                                                                       -----------------------------

                   (Forward)                                           $ 7,746,184       $ 2,214,306

  Repayments of notes payable                                                   --           (62,236)
  Repayments of notes payable, related parties                            (240,000)          (21,833)
  Proceeds from exercise of option                                           5,000                --
  Proceeds from exercise of warrants                                        75,000                --
  Payments received on note receivable, stockholder                             --            25,000
  Principal repayments of capital lease obligations                       (401,672)          (44,224)
                                                                       -----------       -----------

        NET CASH PROVIDED BY
                    FINANCING ACTIVITIES                                 7,184,512         2,111,013
                                                                       -----------       -----------

         NET INCREASE IN CASH                                            1,155,231           563,954

CASH AND CASH EQUIVALENTS - Beginning                                      619,546            55,592
                                                                       -----------       -----------

CASH AND CASH EQUIVALENTS - Ending                                     $ 1,774,777       $   619,546
                                                                       ===========       ===========

CASH PAID DURING THE PERIODS FOR:
    Interest                                                           $   771,195       $     1,957
    Taxes paid                                                         $     1,500       $       750

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES:

    Conversion of Series A cumulative convertible preferred stock
      into common stock                                                $   330,000       $        --
    Conversion of accounts payable to note payable stockholder         $   680,000       $        --
    Purchase of equipment through capital leases                       $ 1,447,761       $    51,935
    Issuance of Series C cumulative convertible preferred stock
      and conversion of bridge notes                                   $ 3,910,000       $        --
    Accrued Dividends                                                  $    89,000       $        --
    Exercise of options for a note                                     $        --       $   118,000
    Conversion of accounts payable to preferred stock                  $        --       $   275,000
    Conversion of accounts payable to common stock and options         $        --       $   312,500

      The accompanying notes are an integral part of these financial statements.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 1 - Summary of Significant Accounting Policies

      The Company

      MonsterDaata, Inc. (the "Company") was incorporated in Delaware on July 22, 1985 under the corporate name "Trans West, Inc." For eight years prior to September 27, 1995, the Company was an inactive corporation. On September 27, 1995, the corporate charter was revived in Delaware and was reactivated, although the Company had no material assets or capital, and no operations or income. On February 13, 1996, the Company changed the Company's corporate name to "D-Vine, Ltd."

      On April 2, 1999, the Company acquired 99.2% of the outstanding capital stock of Taconic Data Corp. ("Taconic"), a provider of database development and management services to the real estate industry. Taconic was incorporated in New York in 1992. In connection with this acquisition, Taconic became a majority-owned subsidiary and Taconic directors and officers replaced all of the Company's directors and officers. The stockholders of Taconic were issued 6,000,000 of the Company's shares of Common Stock, par value $0.01 per share ("Common Stock") in exchange for their shares, or approximately 85% of the Company's total outstanding common shares after giving effect to the acquisition (and the exercise of certain warrants referenced in Note 4 below). Accordingly, a change in control of the Company occurred in connection with the acquisition, and the acquisition was deemed a "reverse acquisition" for accounting purposes. The reverse acquisition was accounted for as a recapitalization and the stockholders' deficiency was retroactively restated to January 1, 1998. The financial statements are those of Taconic prior to April 2, 1999.

      The accompanying financial statements represent a consolidation of the Company's business with that of Taconic, and the consolidation has been prepared assuming that the Company owned 100% of Taconic after the acquisition. Subsequent to the acquisition, the Company changed its fiscal year end from September 30 to December 31 to correspond with the fiscal year end of Taconic. On April 5, 1999, the Company changed its corporate name to "MonsterDaata.com Inc." On December 7, 2000 the Company changed its corporate name to "MonsterDaata, Inc".

      On November 20, 2000 the Company acquired the remaining 0.8% (31,250 shares) of Taconic capital stock (see Note 7).

      On February 16, 2001, the Company's Board of Directors (the "Board") approved an amendment to the charter to effect a one-for-five reverse stock split of the Company's issued and outstanding Common Stock. As of February 16, 2001, this amendment was approved in a written consent executed by the holders of more than a majority of the outstanding shares of common stock and Series C Preferred, voting as a single class. Accordingly, in the accompanying financial statements all Common Share and Per Share amounts have been retroactively restated to show the effect of the one-for-five reverse split.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Summary of Significant Accounting Policies, continued

      Nature of Business

      The Company is a professional business information company with a specialty in real estate and public records data. It develops and manages complex real estate and marketing information databases via Internet licensing agreements and under long-term service contracts to multiple listing services, realtor associations, and other information companies located primarily in the eastern United States.

      Minority Interest

      The minority interest referred to above was held by an entity, which owned 0.8% of Taconic until it was acquired by the Company on November 20, 2000. This entity's interest in the net assets of Taconic had been reduced to zero in the accompanying Balance Sheet. Therefore, in accordance with generally accepted accounting principles, the entity's minority interest in the losses during the years ended December 31, 2000 and 1999 have not been recorded on the Company's accompanying financial statements.

      Revenue Recognition

      Licensing Fees

      The Company recognizes licensing fees on a straight-line basis over the term of the respective agreements, which range from one (1) to three (3) years.

      Long-Term Data Base Contracts

      The Company utilizes long-term contracts in the sale of certain data base contracts. Typical contracts extend from one to five years and require the delivery of the Data base and subsequent database maintenance. Revenue on these contracts is recognized as follows:

      Upon delivery of the original data base, the Company recognizes revenue proportional to the cost incurred on the project compared to the estimated total contract cost remaining. Historically, the portion of revenue recognized upon delivery of the database approximated ten percent (10%) of the total contract value.

      The remainder of the contract is allocated to the maintenance of the data base and are recognized on a straight-line basis over the remaining life on the contact.

      Co-Branding

      The Company is involved in revenue sharing arrangements with its online partners where the consumer uses co-branded sites principally hosted by the Company. The Company recognizes co-brand setup fees on a straight-line basis over the term of the respective agreements, generally twelve (12) months. As of December 31, 2000, no other revenue has been generated from co-brand relationships. The Company expects to generate further revenues from advertising, subscriptions and lead generation. Advertising revenue will be recognized monthly based on actual impressions. Subscription revenue will be recognized monthly on a straight-line basis over the term of the respective agreement. Lead generation revenue will be recognized as the leads and referrals are delivered.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Summary of Significant Accounting Policies, continued

      Revenue Recognition, continued

      E-Commerce

      The Company recognizes revenue from sales of real estate related reports on their website which are recorded at the point of sale.

      Deferred Revenue

      Deferred revenue represents billings in excess of estimated earnings on long-term data base contracts in the amount of $44,882, unamortized licensing fees in the amount of $248,918, and unearned co-branding set-up fees in the amount of $20,919 at December 31, 2000.

      Cash and Cash Equivalents

      For purposes of the statement of cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

      The Company has cash balances in banks in excess of the maximum amount insured by the FDIC as of December 31, 2000.

      Property and Equipment and Depreciation

      Property and equipment is stated at cost and is depreciated using accelerated methods over the estimated useful lives of the respective assets. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

      Advertising Costs

      Advertising costs are expensed as incurred. Total advertising costs were $36,379 and $31,468 for the years ended December 31, 2000 and 1999, respectively.

      Product and Website Development Costs

      Product and Website development costs consist principally of payroll and related expenses for development, editorial, systems personnel and consultants; and costs of acquired content, including licensed data. Product development costs are generally expensed as incurred.

      The Company follows the provisions of Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal use, which requires the capitalization of costs incurred in connection with developing or obtaining software for internal use. The useful life of website development costs is less than one year and accordingly, these costs are expensed as incurred and are included in "Product development cost" in the accompanying financial statements.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Summary of Significant Accounting Policies, continued

      Reclassifications

      Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements. These reclassifications have no effect on previously reported income.

      Use of Estimates in the Financial Statements

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Net Loss Per Share

      The Company adopted the provision of SFAS No. 128, "Earnings per Share". SFAS No. 128 eliminates the presentation of primary and fully dilutive earnings per share ("EPS") and requires presentation of basic and diluted EPS. Basic EPS is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Outstanding stock options, warrants have not been considered in the computation of diluted per share amounts, since the effect of their inclusion would be antidilutive.

      Stock-Based Compensation

      In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires employee compensation expense to be recorded
      (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company intends to continue to account for its employee stock based compensation plans in accordance with the provisions of APB 25. For non-employee options and warrant the intends to use the fair value method as prescribed in SFAS 123.

      Fair Value of Financial Instruments

      Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments is a reasonable estimate of fair value. The fair value of long-term debt is estimated to approximate fair market value based on the current rates offered to the Company for debt of the same remaining maturities.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Summary of Significant Accounting Policies, continued

      Impairment of Long-Lived Assets

      Long lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets.

      Reporting of Segments

      In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", effective for fiscal years beginning after December 15, 1997. SFAS No. 131 establishes the criteria for determining an operating segment and establishes the disclosure requirements for reporting information about operating segments. The Company has determined that under SFAS No. 131, it operates in one segment of service and its customers and operations are within the United States.

      Start-up Activities Costs

      In April 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("AcSEC of AICPA") issued SOP No. 98-5, "Reporting on the Costs of Start-up Activities", which are effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The Company adopted this standard in 1999 and the implementation of this standard did not have a material impact on its financial statements.

      Accounting Developments

      In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", effective for fiscal years beginning after June 15, 1999, which has been deferred to June 15, 2000 by the publishing of SFAS No. 137. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This Statement requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on its intended use and the resulting designation. The Company does not expect that the adoption of this standard will have a material impact on its financial statements.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - Property and Equipment

      Property and equipment at December 31, 2000 consisted of the following:

                                                                Estimated
                                                                Useful
                                                  Amount        Lives
                                                --------------------------

        Furniture and fixtures                  $  104,351      5-7 years
        Computer equipment and software          2,375,310      3-5 years
                                                ----------
                                                 2,479,661
        Less: accumulated depreciation           1,273,146
                                                ----------

               Property and Equipment, Net      $1,206,515
                                                ==========

      Depreciation expense for the years ended December 31, 2000 and 1999 was $604,867 and $106,542, respectively.

NOTE 3 - Capitalized Lease Obligations

      The Company is the lessee of equipment under certain capital leases expiring through the year 2005. The assets and liabilities are recorded at fair-market value. The assets are being depreciated over their estimated useful lives. Depreciation of assets under capital leases for the years ended December 31, 2000 and 1999 amounted to $497,092 and $57,582, respectively. The following is a summary of property held under capital leases included in equipment:

      Equipment                           $ 1,823,214

      Less: accumulated depreciation         (807,539)
                                          -----------

                                          $ 1,015,675
                                          ===========

      Minimum future lease payments under capital leases as of December 31, 2000 for each of the next four years, and in the aggregate, are as follows:

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - Capitalized Lease Obligations, continued

               For the Year Ending
                    December 31,                             Amount
----------------------------------------------------------------------
                      2001                                   $ 380,200
                      2002                                     354,822
                      2003                                     354,822
                      2004                                     266,116
                                                            ----------

     Total minimum lease
      payments                                               1,355,960

Less: amount representing
          interest                                             238,989
                                                            ----------

Present value of net minimum
    lease payments                                           1,116,971

Less:  Current portion                                         302,301
                                                            ----------

        Long-term portion                                  $   814,670
                                                           ===========

      Interest rates on capitalized leases vary from 6.4% to 17.38% and are imputed based on the lessors' implicit rate of return.

      The Company has paid a deposit of $314,592 pursuant to a lease transaction.

NOTE 4 - Stockholders' Equity

      Warrant

      On April 2, 1999, an existing warrant issued by D-Vine, Ltd. in August 1997 to purchase 200,000 shares of common stock was exercised, in connection with the reverse acquisition (Note 1), with an increase in exercise price from $0.05 per share to $5.00 per share. In consideration of such increase, the Company issued to the holder an additional warrant to purchase 100,000 shares of its common stock with an exercise price of $15.00 per share for $223,000. The newly issued warrant, was to expire on March 31, 2004. An aggregate of 100,000 shares of common stock had been reserved for issuance under this warrant. In addition, the Company incurred direct expense of $58,960 in connection with this transaction.

      On December 8, 2000, the Company executed an agreement with the holder to purchase this warrant for the sum of $40,000. On December 14, 2000 the Company paid the purchase price by wire transfer to the seller, concurrently with such wire transfer, all of the seller's right, title and interest to the warrant immediately terminated.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4 - Stockholders' Equity, continued

      Conversion of Accounts Payable

      During the year ended December 31, 1999, the Company converted accounts payable in the amount of $312,500 to 22,628 shares of Common Stock and options to purchase 5,000 shares of Common Stock. The options were valued at $82,500 under the Black-Scholes option-price model.

      Series A Preferred Stock

      On November 1, 1999, November 5, 1999 and November 30, 1999, the Company issued 781.12 shares, 240.66 shares and 539.45 shares, respectively, of its Series A Cumulative Convertible Preferred Stock (the "Series A Preferred") to investors, resulting in cash proceeds in the aggregate of $1,152,766, net of direct expenses of $319,234. In connection with the issuance, the Company authorized the designation of 2,000 shares of Series A Preferred. Holders of the Series A Preferred are entitled to a quarterly cumulative dividend equal to 1.5% of the then applicable liquidation preference, as defined.

      Each share of the Series A Preferred is convertible into 90 shares of Common Stock, at the option of the holder, subject to certain adjustments and conditions. The Series A Preferred will automatically convert into shares of Common Stock upon occurrence of the special events, as defined. In addition, the Company has filed a registration statement with the Securities Exchange Commission to register the Common Stock issuable upon conversion of the Preferred Stock. On February 28, 2000, the Company did not meet certain conversion conditions; accordingly, the conversion rate was changed from 1:60 to 1:90.

      The Company also issued warrants to purchase 118,862 shares of its Common Stock at an exercise price of $18.75 per share, subject to adjustment, to the Series A Preferred holders for the November 1999, issuances.

      On December 1, 1999, warrants to purchase 79,367 shares of Common Stock with an adjusted exercise price of $10.00 per share were exercised, on a cashless basis, when the market value of the Common Stock was $27.50 per share. 50,507 shares of the Common Stock were issued in connection with the exercise of such warrants.

      On March 9, 2000, March 10, 2000, and March 23, 2000, warrants to purchase 667 shares, 1,033 shares and 13,667 shares, respectively, of Common Stock with an adjusted exercise price of $10.00 per share were exercised, on a cashless basis, when the market value was $30.00, $29.375, and $22.50 per share, respectively. 333, 768 and 12,617 shares, respectively, of the Common Stock were issued in connection with the exercise of such warrants. The remaining warrants to purchase 23,412 shares will expire in November 2004.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4 - Stockholders' Equity, continued

      Series A Preferred Stock, continued

      On January 6, 2000, the Company issued 20.53 shares of the Series A Preferred to an investor, resulting in cash proceeds of $20,000, received by the Company December 9, 1999. In connection therewith, the Company issued to the investor warrants for the purchase of 616 shares of the Company's Common Stock, at an exercise price of $18.75 per share.

      In February 2000, the Company issued 10 additional shares of the Series A Preferred to an investor as a correction to the 123.33 shares issued to the investor on November 1, 1999.

      During the year ended December 31, 2000 330.00 shares, of Series A Preferred was converted into 29,700 shares of Common Stock.

      Series B Preferred Stock

      On April 6, 2000, the Company issued 425 shares of its Series B Cumulative Convertible Preferred Stock (the "Series B Preferred") to investors, resulting in aggregate cash proceeds of $425,000 less direct expense of $98,523. In connection with this issuance, the Company authorized the designation of 2,000 shares of Series B Preferred. Holders of the Series B Preferred are entitled to a quarterly cumulative dividend equal to 1.5% of the then applicable liquidation preference as defined.

      Each share of Series B Preferred is convertible into 67 shares of Common Stock, at the option of the holder, subject to certain adjustments and conditions. The Series B Preferred will automatically convert into shares of Common Stock upon the occurrence of certain defined events. On December 1, 2000, the company did meet certain conversion conditions. Accordingly, the conversion rate was changed from 1.53 to 1.67.

      The Company also issued warrants to purchase 11,334 shares of Common Stock at an exercise price of $21.25 per share, subject to adjustment, to the Series B Preferred holders for the April 6, 2000 issuance. These warrants, expire in April 2004.

      Exercise of Options

      On March 9, 2000, options to purchase 4,800 and 4,000 shares of Common Stock with exercise prices of $20.00 and $15.10, respectively, were exercised, on a cashless basis, when the market value was $30.00 per share. 2,061 and 2,039 shares, respectively, of Common Stock were issued in connection with the exercise of such options.

      On March 9, 2000, options to purchase 1,000 shares of Common Stock were exercised, resulting in cash proceeds of $5,000.

      Bridge Financing and Financial Advisory Agreement

      On May 2, 2000, the Company signed an engagement letter (the "Engagement Letter") with Commonwealth Associates, L.P., a limited partnership organized under the laws of the State of New York ("Commonwealth"), pursuant to which the Company engaged Commonwealth as an advisor.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4 - Stockholders' Equity, continued

      Bridge Financing and Financial Advisory Agreement, continued

      ComVest Capital Partners LLC, a Delaware limited liability company and an affiliate of Commonwealth ("ComVest"), agreed to provide a credit facility to the Company in an aggregate principal amount of up to $1,500,000. ComVest has loaned the Company a total of $1,478,000, commencing with an initial loan on June 7, 2000, pursuant to a series of 8% Senior Secured Promissory Notes (the "Notes"). On September 13, 2000, ComVest converted $750,000 in principal amount of notes into 7.5 units at the initial closing of the Company's August/November 2000 private placement (See August/November 2000 Private Placement). Subsequent to December 31, 2000 the remaining $728,000 was converted into Series C Preferred Stock (see Series C Convertible Preferred Stock).

      In connection with this loan, the Company issued to ComVest a warrant to purchase 1,500,000 shares of Common Stock for an exercise price of $.05 per share (the "ComVest Warrant"). The ComVest Warrant was issued on June 7, 2000 and was valued at $240,000 by an independent third party. This amount was recorded as a deferred debt discount and was amortized over the life of the Notes.

      The Company agreed that, as long as this loan remained outstanding, the Board of Directors of the Company would consist of seven directors, of which five would be nominated by the Company with the consent of ComVest, which consent would not be unreasonably withheld.

      Exercise of ComVest Warrant

      On June 9, 2000, ComVest and Commonwealth exercised the ComVest Warrant, purchasing 1,200,000 shares of Common Stock in the case of ComVest and 300,000 shares of Common Stock in the case of Commonwealth. The purchase price for these shares was $60,000 in the case of ComVest and $15,000 in the case of Commonwealth.

      August/November 2000 Private Placement

      From August to November 2000, the Company conducted a private placement offering of 40 units at a price of $100,000 per unit. Each unit consists of an 8% convertible subordinated promissory note and warrant to purchase 20,000 shares of Common Stock. During this period, 31.6 units (3,160,000) were sold to approximately 21 investors. The Company paid fees in the amount of $636,728 in connection with the private placement. A portion of the net proceeds raised from the placement has been used to fund the Company's working capital and capital expenditure requirements, including the purchase of computer hardware.

      Each unit issued in the August/November 2000 private placement will automatically convert into 10,000 shares of Series C Convertible Preferred stock, par value $.01 per share with each such share convertible, at the holder's option, into 8 shares of Common Stock, or an aggregate of 80,000 shares of Common Stock, and two-year warrants to purchase 40,000 shares of Common Stock, at an exercise price of $1.25 per share (the "Warrants"), in each case, subject to adjustment. These Warrants have an estimated fair value of $146,700, which was valued by an independent third party. This amount was recorded as a deferred debt discount and was amortized over the life of the notes.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4 - Stockholders' Equity, continued

      Series C Preferred Stock

      On December 6, 2000 and December 29, 2000 the Company issued 430,000 and 164,000, respectively, shares of the Company's Series C Preferred Stock (the "Series C Preferred") to investors, resulting in aggregate cash proceeds of $3,458,435 net of direct expenses of $881,565 and a subscription receivable of $1,600,000. In addition, on December 6, 2000 the Company converted notes payable stockholder of $3,910,000 into 391,000 shares of Series C Preferred. Holders of the Series C Preferred are entitled to an annual cumulative dividend equal to 7% of the then applicable liquidation preference as defined.

      Each share of Series C Preferred is convertible into 8 shares of Common Stock, at the option of the holder, subject to certain adjustments and conditions. The Series C Preferred will automatically convert into shares of Common Stock upon the occurrence of certain defined events.

      The Company also issued warrants to purchase 3,284,000 and 656,000 shares of Common Stock at an exercise price of $1.25 per share, subject to adjustment, to the Series C Preferred holders for the December 6, 2000 and December 29, 2000 issuances, respectively. These warrants, expire in December 2002.

      Summary of Warrant Activity

      The following is a summary of the warrant activity relating to the above Equity transactions:

                                  Number
                                    of
                                 Warrants
                                ----------
Balance - January 1, 1999          200,000

 Warrants issued                   218,146
 Warrants repurchased                   --
 Warrants exercised               (279,367)
                                ----------

Balance December 31, 1999          138,779

 Warrants issued                 6,429,550
 Warrants repurchased             (100,000)
 Warrants exercised             (1,515,467)
                                ----------

 Balance December 31, 2000       4,952,862
                                ==========

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5 - Contingent Equity Participation

      On September 19, 2000, the Company entered into a license and contingent equity participation agreement with Utour.com, Inc. ("Utour"), a privately held Portland, Oregon software developer. Pursuant to the agreement, the Company obtained a non-exclusive, worldwide, perpetual license to use Utour software programs and digital image inventory. The Company paid Utour a one-time license fee of $150,000, which is being amortized over three years. As part of this agreement, the Company was to receive 10% ownership in Utour. As of March 2, 2001, no shares of Utour's stock has been issued to the Company.

NOTE 6 - Database Impairment

      During August 1999, the Company entered into an agreement to purchase a database of public and private school information. Delivery of the completed database was to be on or about December 31, 1999. The database was never completely delivered and the Company was not able to put the asset in place for the Company's intended use. The Company believes that there are no future cash flows to recover this asset. Therefore, the Company wrote off the asset valued at $261,103 during the year ended December 31, 2000.

NOTE 7 - Litigation

      In addition to the items below the Company is involved in litigation through the normal course of business. The Company believes that the resolution of these matters will not have a material adverse effect on the financial position of the Company.

      Former Law Firm

      The Company is currently involved in litigation with the Company's former law firm (which is also a stockholder) concerning disputed legal fees in the sum of approximately $650,000 (plus interest at the rate of 18% per annum). This liability is recorded as Loan from Stockholder in the amount of $680,000 in the accompanying balance sheet. In July 2000, the Company commenced an action in New York Supreme Court seeking a declaratory judgment to have related promissory note ruled invalid. Subsequently, the former law firm commenced a summary proceeding in the same Court to foreclose upon the promissory note. By order dated August 11, 2000, the Court denied both of their motions for summary judgment on the promissory note and the Company's motion for dismissal or stay of the suit on the note. However, the Court granted a conditional preliminary injunction and directed the Company to deposit revenues from specified client contracts into an escrow account up to an amount of $560,000. As of December 31, 2000 approximately $451,000 in revenues have been deposited in such escrow account.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7 - Litigation, continued

      Former Law Firm, continued

      On March 1, 2001, the Company entered into a settlement agreement with the law firm regarding the above litigation. In connection with this agreement the Company agreed to pay $680,000, which was paid on March 2, 2001.

      Former Consultants

      The Company was involved in a litigation regarding a note payable to a stockholder and former consultant of Taconic which was payable in 36 monthly installments of $12,902 including interest of 9.71% per annum. The Company defaulted on this note, making the entire balance due. The former consultant sued the Company in New York Supreme Court to collect the sum of $390,000. In connection with the lawsuit the consultant was granted summary judgment against the Company, with the Court directing a hearing on the issue of damages.

      On November 20, 2000, the Company entered into an agreement settling this litigation. As part of the agreement the Company agreed to pay a portion of the note payable in exchange for the remaining 0.8% of Taconic's common stock and the Company obtained a release from any further obligation. The settlement amounted to $240,000, including legal fees and other related costs, which were all paid in the fourth quarter of 2000.

      The Company is party to a litigation involving a former web site developer regarding disputed fees of approximately $163,000. This action is still pending. The Company is unable to predict the ultimate outcome of this claim and accordingly, no adjustments have been made in the financial statements regarding this matter.

      Customer

      The Company is also a party to litigation involving a customer which is seeking a refund of a $175,000 down payment for work the customer alleges the Company did not perform properly. The Company recorded deferred revenue upon receipt of the $175,000. On February 1, 2001 the Company entered into an agreement settling the above litigation. The agreement requires a settlement payment of $75,000 and the execution of a two year Internet Content Licensing Agreement in which the Company grants licensee a credit ("Licensee Credit") of one hundred and forty thousand dollars ($140,000) to be applied to the agreed to monthly fee (which will be based on actual usage), as well as any additional service fees mutually agreed upon by the parties. Once the Licensee Credit has been reduced to a zero balance, the licensee will be obligated to pay a monthly fee in accordance with the payment terms set forth in the agreement. On February 1, 2001 the Company paid the full cash settlement amount. At December 31, 2000, the entire settlement is recorded in current liabilities in the accompanying balance sheet.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8 - Income Taxes

      The provision for income taxes for the years ended December 31, 2000 and 1999 consists of the following:

                                                      2000               1999
                                                  -----------------------------
State and Local
  Current                                         $     5,300       $       750
  Deferred                                                 --                --
                                                  -----------       -----------

       Total                                      $     5,300       $       750
                                                  ===========       ===========

Reconciliation from Federal statutory rate:

                                                      2000               1999
                                                  -----------------------------
Federal tax at 34%                                $(2,252,085)      $  (961,978)
State and local taxes, net of federal benefit           5,300               750
Deferred revenue                                     (206,342)         (230,687)
Expenses not deductible for tax purposes               10,897            76,193
Valuation allowance                                 2,447,530         1,116,472
                                                  -----------       -----------

       Total                                      $     5,300       $       750
                                                  ===========       ===========

      The components of deferred tax assets and liabilities at December 31, 2000 and 1999 consist of the following:

                                           2000               1999
                                        -----------------------------
Deferred tax assets
  Deferred Revenue                      $   129,000       $   214,000
  Depreciation and amortization             190,000            54,000
  Net operating loss carryforwards        4,081,000         1,375,000
                                        -----------       -----------
                                          4,400,000         1,643,000
Less: Valuation Allowance                (4,400,000)       (1,643,000)
                                        -----------       -----------

       Total Deferred Tax Assets        $        --       $        --
                                        ===========       ===========

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is required if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management concluded a valuation allowance was appropriate due to operating losses incurred. The Company estimated the available net operating loss carryforwards to be approximately $9,950,000, which will expire on various dates through 2020. In addition, there may be certain restrictions on the use of the net loss carryforwards resulting from changes in ownership.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9 - Commitments and Contingencies

      Office Lease

      The Company leases its offices under two noncancelable leases expiring September 30, 2002 and June 30, 2004, respectively. The Company pays its portion of property taxes, insurance, and other expenses related to the leased properties. Rent expense was $147,889 and $111,952 for the years ended December 31, 2000 and 1999, respectively.

      Future minimum rental payments required under the above non-cancelable operating leases at December 31, 2000 are as follows:

                       For the
                     Year Ending
                     December 31,                        Amount
                   ---------------------------------------------
                         2001                          $  54,000
                         2002                             51,000
                         2003                             40,000
                         2004                             41,000
                                                       ---------

                         Total                          $186,000
                                                        ========


      Computer Lease

      The Company leases equipment computer under a two (2) year operating lease expiring in October 2001.

      Future minimum rental payments under the above noncancelable operating lease as of December 31, 2000 are $19,890.

      License Agreement

      The Company is obligated to pay a license fee for the use of software and the maintenance of the software through October 2001. The future commitment at December 31, 2000 is $24,689.

      Related Party Transaction

      During the year ended December 31, 2000, the Company incurred legal and consulting fees to a stockholder, which amounted to $338,102.

      Harold S. Blue, Keith M. Rosenbloom and Joseph P. Wynne, employees of Commonwealth Associates, are members of the Company's board of directors. ComVest Capital Partners LLC and ComVest Venture Partners, L.P. are controlled by executive officers of Commonwealth Associates.

      Executive Compensation

      The Company has entered into agreements to provide for the payment of minimum salaries and fees to its officers and members of its Board of directors. In addition, the agreements may provide, based on the terms of each agreement, for the issuance of stock options and other various incentives and benefits. A member of the Board of Directors was granted options to purchase 320,000 shares of Common Stock pursuant to a consulting agreement, and the 2000 Stock Option Plan, at an exercise price of $1.25 per share (see Note 11). Future minimum payments to be made as of December 31, 2000 pursuant to these agreements are as follows:

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9 - Commitments and Contingencies, continued

      Executive Compensation, continued

                      For the
                    Year Ending
                    December 31,                       Amount
                   ---------------------------------------------
                        2001                        $   537,333
                        2002                            408,333
                        2003                            240,000
                        2004                             90,000
                        2005                             90,000
                                                     ----------

                        Total                        $1,365,666
                                                     ==========

NOTE 10 - Major Customers

      During the year ended December 31, 2000, the Company sold a substantial portion (greater than 10% of sales) of its product to five major customers. Sales to these customers were $365,448 (22%), $300,552 (18%), $286,545 (17%), $228,750 (14%) and $175,000 (11%). The amount due from these customers included in accounts receivable at December 31, 2000 was $117,312.

      During the year ended December 31, 1999, the Company sold a substantial portion (greater than 10% of sales) of its product to four major customers. Sales to these customers were $674,333 (27%), $474,070 (19%), $365,448 (15%) and $300,552 (12%). The amount due from these customers included in accounts receivable at December 1999 was $183,395.

NOTE 11 - Stock Option Plans

      Stock Option

      1999 Stock Option Plan:

      On June 15, 1999, the Company adopted a stock option plan (the "1999 Plan"). The 1999 Plan provides that options may be granted to employees, officers, directors and consultants to purchase shares of its Common Stock. All incentive stock options granted under the Plan will have an exercise price of not less than the fair market value of the underlying Common Stock at the time of grant, and all non-incentive stock options granted under the Plan will have an exercise price of not less than 85% of the fair market value of the Common Stock at the time of grant. The board of directors (or any duly appointed committee thereof) determines the vesting period of the options upon the granting of the options. The total number of shares of Common Stock for which options may be granted under the Plan is 350,000. No stock option may be granted under the Plan after June 15, 2009.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 11 - Stock Option Plans, continued

      Stock Option, continued

      1999 Stock Option Plan, continued:

      During the year ended December 31, 2000, the Company granted 136,800 and 10,500 options to its employees and consultants, respectively, with exercise prices ranging from $2.40 to $5.45. During the year ended December 31, 1999, the Company granted 284,984 and 37,300 options to its employees and consultants, respectively, with exercise prices ranging from $5.00 to $20.00. Of the 37,300 options, 15,000 options were issued for $75,000. As of December 31, 2000, 304,868 options are outstanding of which 147,267 options are exercisable.

      On July 26, 1999, an employee exercised his option to purchase 24,600 shares of Common Stock at the exercise price of $5.00 per share. The option was paid with $5,000 cash and a promissory note issued to the Company by the employee for $118,000 bearing interest of 6% per annum. Principal is due on demand and is secured by the underlying Common Stock. During December 1999, $25,000 of this note was repaid.

      Activities under the 1999 Plan are as follows:

                                             Number         Weighted
                                               of            Average
                                             Options     Exercise Price
                                          -----------------------------
          Balance - December 31, 1998                --           --

          Options granted                       322,284       $ 8.90
          Options cancelled                      (4,000)        5.00
          Options exercised                     (54,100)        5.00
                                           ------------       ------

          Balance - December 31, 1999           264,184         8.90

          Options granted                       147,300         4.50
          Options cancelled                     (96,816)        8.85
          Options exercised                      (9,800)       16.45
                                           ------------       ------

          Balance - December 31, 2000          304,868       $ 7.50
                                           ============       ======

      At December 31, 2000, the remaining life of the options is 8.6 years.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 11 - Stock Option Plans, continued

      Stock Option, continued

      2000 Stock Option Plan:

      On September 21, 2000 the Company adopted a stock option plan (the "2000 Plan"). The Plan provides that options may be granted to employees, officers, directors and consultants to purchase shares of its Common Stock. All incentive stock options granted under the Plan will have an exercise price of not less than the fair market value of the underlying common stock at the time of grant, and all non-incentive stock options granted under the Plan will have an exercise price of not less than 85% of the fair market value of the Common Stock at the time of grant. The board of directors (or any duly appointed committee thereof) determines the vesting period of the options upon the granting of the options. The total number of shares of Common Stock for which options may be granted under the 2000 Plan is 1,600,000. No stock option may be granted under the 2000 Plan after September 21, 2010.

      During the year ended December 31, 2000, the Company granted 897,952 and 4,000 options to its employees and consultants, respectively, with exercise prices ranging from $0.95 to $1.25. As of December 31, 2000, 882,309 options are outstanding of which 47,000 options are exercisable.

      Activities under the 2000 Plan are as follows:

                                        Number       Weighted
                                          Of          Average
                                        Options    Exercise Price
                                    -----------------------------
      Balance - December 31, 1999            --             --

      Options granted                   901,952       $   1.20
      Options cancelled                 (19,643)          1.15
      Options exercised                      --
                                       --------

      Balance - December 31, 2000       882,309       $   1.20
                                       ========

      At December 31, 2000 the weighted average exercise price and remaining life of the options are $1.20 and 9.8 years, respectively.

      Proforma Information

      Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair market value for these options was estimated at the date of grant using a Black-Scholes option-pricing model to be $0.25 per share with the following weighted-average assumptions for the year ended December 31, 2000:

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 11 - Stock Option Plans, continued

      Proforma Information, continued


       Assumptions
       ---------------------------------------------------------------------------------------
       Risk-free rate                                                           5.9  --  6.45%
       Dividend yield                                                                      --%
       Volatility factor of the expected market price of the Company's
        Common Stock                                                               10% -- 172%
       Average life                                                                   10 years

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The Company's employee stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate.

      For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options. The Company's pro forma information for the years ended December 31, 2000 and 1999 is as follows:

                                             2000              1999
                                          -----------       -----------
      Pro forma net loss                  $(7,245,588)      $(3,123,831)
      Pro forma net loss per share
                - basic and diluted      $     (3.00)      $     (2.25)
                                         ===========       ===========

NOTE 12 - Going Concern Uncertainty

      The Company incurred a net loss of $6,623,780 for the year ended December 31, 2000 and net cash flows used to fund operations were $5,773,442. Management of the Company is implementing a plan to increase revenues through the expansion of product lines. As part of managements plan the Company launched a new web site in January of 2001, which offers new products and new technology for product distribution to current and potential customers. Under this plan, management hopes to increase revenues, generate profits and positive cash flows from operations. If the Company is unable to generate positive cash flows from operations, the Company will need to raise additional cash from outside sources to fund operations through December 31, 2001.

      There can be no assurances that the Company will be successful in its attempts to generate positive cash flows or raise sufficient capital essential to its survival. To the extent that the Company is unable to generate or raise the necessary operating capital it will become necessary to curtail operations. Additionally, even if the Company does raise operating capital, there can be no assurances that the net proceeds will be sufficient enough to enable it to develop its business to a level where it will generate profits and positive cash flows.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 12 - Going Concern Uncertainty, continued

      These matters raise substantial doubt about the Company's ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 13 - Subsequent Events

      On January 5, 2001, the Company issued 87,800 shares of its Series C Preferred Stock, of which 72,800 shares were issued to a stockholder in connection with the conversion of a note payable in the amount of $728,000. In connection therewith, the Company issued to the investors warrants for the purchase of 291,200 and 60,000 shares, respectively of the Company's common stock at an exercise price of $1.25 per share, in each case, subject to adjustment. These warrants expire on January 5, 2003. In addition, on January 5, 2001, the Company issued a warrant to the placement agent to purchase 1,931,040 shares of common stock at an exercise price of $1.25.

      On March 1, 2001 the Company settled the litigation with its former law firm as discussed in Note 7.

      In January 2001 the Company sent letters requesting that the holders of the Company's Series A and B Preferred Stock convert their shares into shares of the Company's common stock. Formal agreements have not been signed, and there can be no assurances that the holders will convert.

      On January 8, 2001 the Company's Board of Directors agreed to grant the Chairman of the Board of Directors (pursuant to his employment agreement) an option to purchase up to 1,200,000 shares of the Company's common stock at an exercise price of $1.25 per share.

      On January 25, 2001, the Company granted a Vice Chairman (pursuant to his consulting agreement) an option to purchase up to 200,000 shares of the Company's Common Stock at a exercise price of $1.25 per share.

      On February 12, 2001, the Company's Board of Directors approved an amendment to the Company's 2000 stock option plan to increase the number of shares of common stock for which options may be granted from 1,600,000 to 5,000,000.

      On February 13, 2001 the Company granted the President and CEO (pursuant to his employment agreement) an option to purchase up to 883,600 shares of the Company's Common Stock at an exercise price of $1.25 per share.

                                                              MONSTERDAATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 13 - Subsequent Events

      On February 16, 2001, the Board also approved an amendment to the charter to reduce the number of shares of Common Stock authorized by the charter from 200,000,000 to 100,000,000. As of February 16, 2001, this amendment was approved in a written consent executed by the holders of more than a majority of the outstanding shares of Common Stock and Series C Preferred, voting as a single class.

      On February 20, 2001, the Company issued 8,400 shares of Common Stock to a consultant as a fee for investor relations services.

      On March 19, 2001 the Company granted the 5 Advisory Board members (pursuant to their consulting agreements) an option to purchase up to 80,000 shares each of the Company's Common Stock at an exercise price of $0.65 per share.

                                                              MONSTERDAATA, INC.

                                                         CONDENSED BALANCE SHEET
                                                                     (UNAUDITED)

                                                                  March 31, 2001
--------------------------------------------------------------------------------

                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                               $1,345,288
  Accounts receivable                                        285,722
  Prepaid expenses and other current assets                  351,271
                                                          ----------

        Total Current Assets                                              $1,982,281

PROPERTY AND EQUIPMENT, Net                                                1,028,691
                                                                          ----------

OTHER ASSETS
  Deposits                                                                   326,847
                                                                          ----------

        TOTAL ASSETS                                                      $3,337,819
                                                                          ==========

CURRENT LIABILITIES
  Accounts payable and accrued expenses                   $  231,958
  Deferred revenue                                           289,567
  Current maturities of capital lease obligation             296,366
  Dividends payable                                          338,953
                                                          ----------

        Total Current Liabilities                                         $1,156,844

OTHER LIABILITIES
  Capital lease obligations, less current maturities                         752,147
                                                                          ----------

        TOTAL LIABILITIES                                                 $1,908,991
                                                                          ----------


                       See accompanying condensed notes to financial statements.

                                                              MONSTERDAATA, INC.

                                                                     (UNAUDITED)

                                                                  March 31, 2001
--------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
 Series A Preferred stock - $1,000 stated value; 10,000,000
  shares authorized 1,261.76 issued and outstanding (liquidating
  preference $1,000 per share)                                         $  1,261,760
 Series B Preferred stock - $1,000 stated value; 10,000,000
  shares authorized 425 issued and outstanding (liquidating
  preference $1,000 per share)                                              425,000
 Series C Preferred stock - $10 stated value; 10,000,000 shares authorized 1,072,800 issued and outstanding (liquidating
  preference $20 per share)                                              10,728,000
  Common stock - $0.01 par value; 100,000,000 shares
    authorized; 3,109,241 outstanding                                        31,092
  Additional paid in capital                                              3,740,315
  Deferred consulting expense                                              (218,230)
  Notes receivable stockholder                                             (106,490)
  Subscription receivable - Series "C"                                     (400,000)
  Accumulated deficit                                                   (14,032,619)
                                                                       ------------

        TOTAL STOCKHOLDERS' EQUITY                                                         1,428,828
                                                                                          ----------

        TOTAL LIABILITIES AND STOCKHOLDERS'
          EQUITY                                                                          $3,337,819
                                                                                          ==========

                       See accompanying condensed notes to financial statements.

                                                              MONSTERDAATA, INC.

                                              CONDENSED STATEMENTS OF OPERATIONS
                                                                     (UNAUDITED)

                              For the Three Months Ended March 31, 2001 and 2000
--------------------------------------------------------------------------------

                                                      2001              2000
                                                  -----------------------------
SALES                                             $   333,195       $   392,386

COST OF SALES                                         103,964           119,528
                                                  -----------       -----------

GROSS PROFIT                                          229,231           272,858

OPERATING EXPENSES
  Product development costs                           739,708           446,645
  Selling, general and administrative expenses        808,226         1,060,664
                                                  -----------       -----------

        TOTAL OPERATING EXPENSES                    1,547,934         1,507,309

OPERATING LOSS                                     (1,318,703)       (1,234,451)

OTHER EXPENSE
Interest expense net                                     (154)          (20,902)
                                                  -----------       -----------

        LOSS BEFORE INCOME TAXES                   (1,318,857)       (1,255,353)

INCOME TAXES                                            3,576

        NET LOSS                                   (1,322,433)       (1,255,353)

Dividends on Preferred stock                         (249,953)               --
                                                  -----------       -----------

Loss Attributable to Common Stockholders          $(1,572,386)      $(1,255,353)
                                                  ===========       ===========

Weighted Average Number of Shares Outstanding       3,104,382         1,555,168

Net Loss Per Share, Basic and Diluted                   (0.51)            (0.81)

                       See accompanying condensed notes to financial statements.

                                                              MONSTERDAATA, INC.

                                              CONDENSED STATEMENTS OF CASH FLOWS
                                                                     (UNAUDITED)

                              For the Three Months Ended March 31, 2001 and 2000
--------------------------------------------------------------------------------


                                                                    2001              2000
                                                                -----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                       $(1,322,433)      $(1,255,353)
                                                                -----------       -----------
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Depreciation and amortization                                   181,367            13,317
    Loss on disposal of fixed asset                                                    11,825
    Stock based compensation                                         78,671                --
    Accrued interest                                                 (4,652)           (1,439)
  Changes in operating assets and liabilities:
    Accounts receivable                                            (161,410)          147,445
    Prepaid expenses and other current assets                       140,843            22,534
    Deposits                                                         (1,159)
    Accounts payable and accrued expenses                          (331,879)          534,847
    Deferred revenue                                                (25,152)          (21,201)
                                                                -----------       -----------

        TOTAL ADJUSTMENTS                                          (123,371)          707,328
                                                                -----------       -----------

        NET CASH USED IN OPERATING ACTIVITIES                    (1,445,804)         (548,025)
                                                                -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of property and equipment                                 (3,543)          (12,321)
                                                                -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Net proceeds from issuance of Series C preferred stock             117,316                --
 Repayments of notes payable, stockholder                          (229,000)               --
 Payments received on subscription receivable, stockholder        1,200,000                --
 Principal repayments of capital lease obligations                  (68,458)          (32,416)
 Net proceeds from issuance of Series B preferred stock                  --           143,824
 Proceeds from exercise of option                                        --             5,000
                                                                -----------       -----------

        NET CASH PROVIDED BY FINANCING
         ACTIVITIES                                               1,019,858           116,408

        NET DECREASE IN CASH AND CASH
         EQUIVALENTS                                            $  (429,489)      $  (443,938)
                                                                -----------       -----------

                       See accompanying condensed notes to financial statements.

                                                              MONSTERDAATA, INC.

                                                                     (UNAUDITED)

                              For the Three Months Ended March 31, 2001 and 2000
--------------------------------------------------------------------------------


                                                                            2001           2000
                                                                         ------------------------

CASH AND CASH EQUIVALENTS - Beginning                                    $1,774,777      $619,546
                                                                         ----------      --------

CASH AND CASH EQUIVALENTS - Ending                                       $1,345,288      $175,608
                                                                         ==========      ========

Cash paid during the periods for:
 Interest                                                                $   72,079      $ 23,000

NONCASH INVESTING AND FINANCING ACTIVITIES:
 Conversion of Notes Payable to Series C cumulative
  convertible preferred stock                                            $  728,000
 Note payable, stockholder paid from escrow                              $  451,000
 Preferred stock dividend                                                $  249,953
 Conversion of series A cumulative convertible preferred stock into
  common stock                                                                           $ 24,440
 Issuance of Series A cumulative convertible preferred stock                             $ 10,000
 Subscription receivable Series B cumulative convertible preferred
  Stock                                                                                  $200,000

                       See accompanying condensed notes to financial statements.

                                                              MONSTERDAATA, INC.

                                         NOTES TO CONDENSED FINANCIAL STATEMENTS
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 1 - The Company and Basis of Presentation

      The Company

      MonsterDaata, Inc. (the "Company") was incorporated in Delaware in July 1985 under the corporate name "Trans West, Inc." For eight years prior to September 1995, the Company was an inactive corporation. In September 1995, the corporate charter was revived in Delaware, although the Company had no material assets or capital and no operations or income. In February 1996, the Company changed its corporate name to "D-Vine, Ltd."

      In April 1999, the Company acquired 99.2% of the outstanding capital stock of Taconic Data Corp. ("Taconic"), a provider of database development and management services to the real estate industry. Taconic was incorporated in New York in 1992. In connection with this acquisition, Taconic became a majority-owned subsidiary and Taconic directors and officers replaced all of the Company's directors and officers. The stockholders of Taconic were issued 6,000,000 of the Company's shares of common stock, in exchange for their shares, or approximately 85% of the Company's total outstanding common stock after giving effect to the acquisition (and the exercise of certain warrants). Accordingly, a change in control of the Company occurred in connection with the acquisition and the acquisition was deemed a "reverse acquisition" for accounting purposes. The reverse acquisition was accounted for as a recapitalization and the stockholders' deficiency was retroactively restated to January 1, 1998. The Company's financial statements are those of Taconic prior to April 2, 1999.

      The accompanying financial statements represent a consolidation of the Company's business with Taconic, and the consolidation has been prepared assuming that the Company owned 100% of Taconic after the acquisition. In November 2000, the Company acquired the remaining 0.8% (31,250 shares) of Taconic common stock. Subsequent to the acquisition, the Company changed its fiscal year end from September 30 to December 31 to correspond with the fiscal year end of Taconic. In April 1999, the Company changed its corporate name to "MonsterDaata.com, Inc." In December 2000, the Company changed its corporate name to "MonsterDaata, Inc."

      Reverse Common Stock Split

      On February 16, 2001, the Company's Board of Directors approved an amendment to the charter to effect a one-for-five reverse stock split of the Company's issued and outstanding common stock, which amendment became effective on March 26, 2001. This amendment was approved in a written consent executed by the holders of more than a majority of the outstanding shares of common stock and series C preferred stock, voting as a single class. Accordingly, in the accompanying financial statements all common stock and per share amounts have been retroactively restated to show the effect of the one-for-five reverse split.

                                                              MONSTERDAATA, INC.

                                         NOTES TO CONDENSED FINANCIAL STATEMENTS
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 1 - The Company and Basis of Presentation, continued

      Reverse Common Stock Split, continued

      In addition, on February 16, 2001, the Board also approved an amendment to the charter to reduce the number of shares of common stock authorized by the charter from 200,000,000 to 100,000,000. This amendment was approved in a written consent executed by the holders of more than a majority of the outstanding shares of common stock and series C preferred stock, voting as a single class.

      Going Concern Uncertainty

      The Company incurred a net loss of $1,322,433 for the three months ended March 31, 2001. Net cash flows used to fund operations were $1,445,804. Management of the Company is implementing a plan to increase revenues through the expansion of product lines. As part of management's plan, the Company launched a new website in January 2001, which offers new products and new technology for product distribution to current and potential customers. Under this plan, management is seeking to increase revenues, generate profits and generate positive cash flows from operations. If the Company is unable to generate positive cash flows from operations, the Company will need to raise additional cash from outside sources to fund operations through December 31, 2001.

      There can be no assurance that the Company will be successful in its attempts to generate positive cash flows or raise sufficient capital essential to its survival. To the extent that the Company is unable to generate or raise the necessary operating capital, it will become necessary to curtail operations. Additionally, even if the Company does raise operating capital, there can be no assurance that the net proceeds will be sufficient to enable it to develop its business to a level where it will generate profits and positive cash flows.

      These matters raise substantial doubt about the Company's ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

      Derivative Instruments and Hedging Activities

      During the period ended March 31, 2001 the Company adopted SFAS No. 133. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This Statement requires that an entity recognize all derivatives as either assets or liabilities in the Balance Sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on its intended use and the resulting designation. Implementation of SFAS 133 did not have any material impact on the financial statements of the Company.

                                                              MONSTERDAATA, INC.

                                         NOTES TO CONDENSED FINANCIAL STATEMENTS
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 1 - The Company and Basis of Presentation, continued

      Basis of Presentation

      Our accompanying unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results of the interim periods presented. All such adjustments are of a normal recurring nature. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for any other interim period of the full year. The financial statements should be read in conjunction with the notes to the financial statement and in conjunction with the Company's audited financial statements contained in its Annual Report on Form 10-KSB for the year ended December 31, 2000. The accounting policies used to prepare the condensed financial statements are consistent with those described in the December 31, 2000 financial statements.

NOTE 2 - Stockholders' Equity

      Series C Preferred Stock

      On January 5, 2001, the Company issued 87,800 shares of its series C preferred stock, of which 72,800 shares were issued to a stockholder in connection with the conversion of a note payable in the amount of $728,000 and 15,000 shares resulting in cash proceeds of $150,000 less offering expense of $32,684. In connection therewith, the Company issued to the investors warrants for the purchase of 291,200 and 60,000 shares, respectively, of the Company's common stock at an exercise price of $1.25 per share, in each case, subject to adjustment. These warrants expire on January 5, 2003.

      In addition, on January 5, 2001, the Company issued a warrant to the placement agent to purchase 1,931,040 shares of common stock at an exercise price of $1.25 per share, subject to adjustment. This warrant expires on January 5, 2008.

      Warrant

      On January 11, 2001, the Company issued a warrant to purchase 40,000 shares of common stock at an exercise price of $1.85 to a consultant for services provided. The warrant is valued at $38,964 under the Black-Scholes pricing model. This warrant expires on October 10, 2002.

      Common Stock

      On February 13, 2001, the Company issued 8,400 shares of common Stock ($1.0156 per share) to a consultant as a fee for investor relations services provided during the months of February, March and April 2001. Accordingly, the Company has recorded expense of $5,687 with the remaining $2,844 recorded as a prepaid expense.

                                                              MONSTERDAATA, INC.

                                         NOTES TO CONDENSED FINANCIAL STATEMENTS
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 3 - Litigation

      Former Law Firm

      The Company was involved in litigation with the Company's former law firm (which is also a stockholder) concerning disputed legal fees in the sum of approximately $650,000 (plus interest). In July 2000, the Company commenced an action in New York Supreme Court seeking a declaratory judgment to have a promissory note ruled invalid. Subsequently, the former law firm commenced a summary proceeding in the same Court to foreclose upon the promissory note. By order dated August 11, 2000, the Court denied both motions for summary judgment on the promissory note and the Company's motion for dismissal or stay of the suit on the note. However, the Court granted a conditional preliminary injunction and directed the Company to deposit revenues from specified client contracts into an escrow account up to an amount of $560,000.

      On March 1, 2001, the Company entered into a settlement agreement with the law firm regarding the litigation. In connection with this agreement, the Company agreed to pay $680,000 in settlement of all lawsuits with the law firm. The settlement amount was recorded at December 31, 2000 and paid on March 2, 2001.

      Customer

      The Company was also a party to litigation involving a customer which was seeking a refund of a $175,000 down payment for work the customer alleged the Company did not perform properly. The Company recorded deferred revenue upon receipt of the $175,000. On February 1, 2001, the Company entered into an agreement settling this litigation. The agreement provides for a settlement payment of $75,000 and the execution of a two year Internet Content Licensing Agreement in which the Company grants licensee a credit ("Licensee Credit") of $140,000 to be applied to the agreed to monthly fee (which will be based on actual usage), as well as any additional service fees mutually agreed upon by the parties. Once the Licensee Credit has been reduced to a zero balance, the licensee will be obligated to pay a monthly fee in accordance with the payment terms set forth in the agreement. On December 31, 2000, the Company accrued the cash settlement liability and, on February 1, 2001, the Company paid the full cash settlement amount.

      Consultant

      The Company is a party to litigation involving a former website developer for collection of $163,000 in fees allegedly owed by the Company. This action is pending.

      Other than the lawsuits described above, the Company does not believe that they are a party to any litigation that, if determined adversely to them, would seriously affect their business or operations.

                                                              MONSTERDAATA, INC.

                                         NOTES TO CONDENSED FINANCIAL STATEMENTS
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 4 - Stock Option Plans

      2000 Stock Option Plan

      On January 8, 2001, the Company's Board of Directors agreed to grant the Chairman of the Board of Directors an option to purchase up to 1,200,000 shares of the Company's common stock at an exercise price of $1.25 per share.

      On January 25, 2001, the Company granted the Vice-Chairman (pursuant to his consulting agreement) an option to purchase up to 200,000 shares of the Company's common stock at an exercise price of $1.25 per share.

      On February 12, 2001, the Company's Board of Directors approved an amendment to the Company's 2000 Stock Option Plan to increase the number of shares of Common Stock for which options may be granted from 1,600,000 to 5,000,000 shares.

      On February 13, 2001, the Company granted the President and CEO (pursuant to his employment agreement) an option to purchase up to 883,600 shares of the Company's common stock at an exercise price of $1.25 per share.

      On March 19, 2001, the Company granted five advisory board members (pursuant to their advisory letters) each an option to purchase up to 80,000 shares (400,000 in aggregate) of the Company's common stock at an exercise price of $0.65 per share. These options are valued at $249,406 using the Black-Scholes pricing model. As of March 31, 2001, the Company has recorded $31,176 in consulting expense for the 50,000 shares vested as of that date. The remaining 350,000 shares vest in equal quarterly installments, with all options vested on March 27, 2001. Accordingly, the Company has recorded the balance of $218,230 as a deferred consulting expense, which will be expensed as vested.

NOTE 5 - Major Customers

      During the three months ended March 31, 2001, the Company sold a substantial portion (greater than 10% of sales) of its products to three major customers. Sales to these customers were $96,975 (29%), $75,138 (22%) and $43,750 (13%). The amount due from these customers included in accounts receivable at March 31, 2001 was $231,360.

      During the three months ended March 31, 2000, the Company sold a substantial portion (greater than 10% of sales) of its products to three major customers. Sales to these customers were $91,362 (23%), $75,138 (19%) and $43,750 (11%). The amount due from these customers included in accounts receivable at March 31, 2000 was $35,112.

                                                              MONSTERDAATA, INC.

                                         NOTES TO CONDENSED FINANCIAL STATEMENTS
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 6 - Subsequent Events

      On April 3, 2001, 631.27 shares of series A preferred stock were converted into 56,815 shares of common stock. In addition, 33,492 shares were issued in lieu of accrued preferred stock dividends through December 31, 2000.

      On April 3, 2001, 150 shares of series B preferred stock were converted into 10,020 shares of common Stock. In addition, 5,385 shares were issued in lieu of accrued preferred stock dividends through December 31, 2000.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

      Section 102(b)(7) of the Delaware General Corporation Law (Delaware Law) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

      o for any breach of a director's duty of loyalty to the corporation or its stockholders,

      o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

      o pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

      o for any transaction from which a director derived an improper personal benefit.

      The Amended and Restated Certificate of Incorporation of MonsterDaata provides in effect for the elimination of the liability of directors to the extent permitted by the Delaware Law.

      Section 145 of the Delaware Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. MonsterDaata's bylaws entitle officers and directors of MonsterDaata to indemnification to the fullest extent permitted by the Delaware Law.

      MonsterDaata has agreed to indemnify each of its directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. In addition, MonsterDaata maintains an insurance policy with respect to potential liabilities of its directors and officers, including potential liabilities under the Securities Act of 1933.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MonsterDaata pursuant to the provisions described above, or otherwise, MonsterDaata has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MonsterDaata of expenses incurred or paid by a director, officer or controlling person of MonsterDaata in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MonsterDaata will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                                    To be Paid
                                                      by the
                                                    Registrant
                                                    ----------

           SEC registration fee ................      $ 1,207
           Accounting fees and expenses ........       10,000
           Legal fees and expenses .............       25,000
           Miscellaneous expenses ..............        3,793
                                                      -------

                     Total .....................      $40,000
                                                      =======

Item 26. Recent Sales of Unregistered Securities.

      During the period November 1999 - January 2000, MonsterDaata issued 1,591.76 restricted shares of series A convertible preferred stock (convertible into 143,260 shares of common stock) and warrants for the purchase of 118,862 shares of common stock, for a total of $1,492,000 in proceeds. The securities were sold to accredited investors pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D thereunder. No underwriters were used in connection with such offering, and no underwriting discounts or commissions were paid by MonsterDaata.

      During the period March - April 2000, MonsterDaata issued 425 restricted shares of series B convertible preferred stock (convertible into 28,390 shares of common stock) and warrants for the purchase of 11,334 shares of common stock, for a total of $450,000 in proceeds less direct expenses of $98,523. The securities were sold to accredited investors pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D thereunder. No underwriters were used in connection with such offering, and no underwriting discounts or commissions were paid by MonsterDaata.

      In May 2000, MonsterDaata issued to ComVest Capital Partners LLC, a Delaware limited liability company, a warrant for the purchase of 1,500,000 shares of common stock. The securities were sold pursuant to Section 4(2) of the Securities Act of 1933. No underwriters were used in connection with such offering, and no underwriting discounts or commissions were paid by MonsterDaata.

      During the period August - November 2000, MonsterDaata issued 8% convertible subordinated promissory notes in the aggregate principal amount of $3,910,000 (automatically convertible into the securities to be issued by MonsterDaata in the December 2000 private placement) and warrants for the purchase of 782,000 shares of common stock, for a total of $3,910,000 in proceeds. The securities were sold to accredited investors pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D thereunder. No underwriters were used in connection with such offering, and no underwriting discounts or commissions were paid by MonsterDaata. MonsterDaata engaged Commonwealth Associates as placement agent in connection with the offering of these securities and Commonwealth Associates received fees and commissions totaling $476,728 as well as warrants for the purchase of an additional 195,500 shares of common stock (issued pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D thereunder) in consideration of its services as placement agent.

      During the period December 2000 - January 2001, MonsterDaata issued 1,072,800 restricted shares of series C convertible preferred stock (convertible into 8,582,400 shares of common stock) and warrants for the purchase of 4,291,200 shares of common stock, for a total of $10,728,000 in proceeds (inclusive of the convertible notes). The securities were sold to accredited investors pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D thereunder. No underwriters were used in connection with such offering, and no underwriting discounts or commissions were paid by MonsterDaata. MonsterDaata engaged Commonwealth Associates as placement agent in connection with the offering of these securities and Commonwealth Associates received fees and commissions totaling $609,000, as well as warrants for the purchase of an additional 1,931,040 shares of common stock (issued pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D thereunder) in consideration of its services as placement agent.

      Effective at the close of business on March 26, 2001, MonsterDaata effected a one-for-five reverse stock split, which is reflected in the stock amounts above.

Item 27. Exhibits.

      The following exhibits are filed with this Registration Statement:

      Exhibit No.                   Description of Document
      -----------                   -----------------------

          2.1 Acquisition Agreement and Plan of Reorganization, dated March 26, 1999, among the registrant (formerly known as D-Vine, Ltd.), certain stockholders of registrant, Taconic and certain stockholders of Taconic.(1)

          3.1       Amended and Restated Certificate of Incorporation.(2)

          3.2       Amended and Restated By-laws.(2)

          4.1 Certificate of Designations, Preferences and Rights for Series A Cumulative Convertible Preferred Stock.(2)

          4.2 Certificate of Designations, Preference and Rights of Series B Cumulative Convertible Preferred Stock.(3)

          4.3 Certificate of Designation, Preferences and Rights of 7% Series C Convertible Preferred Stock.(4)

          5.1       Opinion of Greenberg Traurig, LLP.

          10.1      MonsterDaata.com, Inc. 1999 Stock Option Plan.(5)

          10.2      MonsterDaata.com, Inc. 2000 Stock Option Plan.(4)

          23.1      Consent of Marcum & Kliegman LLP.

          23.2 Consent of Greenberg Traurig, LLP (included in the opinion filed as Exhibit 5.1).

          24.1 Power of Attorney (set forth on signature page of the Registration Statement).

------------------------
(1) Incorporated by reference to the exhibits filed with MonsterDaata's Current Report on Form 8-K on April 16, 1999.

(2) Incorporated by reference to the exhibits filed with MonsterDaata's Annual Report on Form 10-KSB/A on December 7, 1999.

(3) Incorporated by reference to the exhibits filed with MonsterDaata's Annual Report on Form 10-KSB on March 31, 2000.

(4) Incorporated by reference to the exhibits filed with MonsterDaata's Annual Report on Form 10-KSB on April 16, 2001.

(5) Incorporated by reference to the exhibits filed with MonsterDaata's Registration Statement on Form S-8 (No. 333-91097) on June 18, 1999.

Item 28. Undertakings.

      (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned Registrant hereby undertakes that: (i) for the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on May 31, 2001.

                                            MONSTERDAATA, INC.


                                            By: /s/ SAMUEL B. PETTEWAY, JR.
                                               ---------------------------------
                                                Samuel B. Petteway, Jr.
                                                President and
                                                Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold S. Blue and Samuel B. Petteway, Jr., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, in any and all capacities, to sign all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, including any registration statement pursuant to Rule 462 under Securities Act of 1933, with the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                                      Title                                                    Date
----------                                      -----                                                    ----


/s/ JOHN VAN LEEUWEN                            Chairman of the Board                                May 31, 2001
--------------------------------------
John van Leeuwen


/s/ HAROLD S. BLUE                              Vice Chairman of the Board                           May 31, 2001
--------------------------------------
Harold S. Blue


/s/ MITCHELL DEUTSCH                            Vice Chairman of the Board                           May 31, 2001
--------------------------------------
Mitchell Deutsch


/s/ SAMUEL B. PETTEWAY, JR.                     President, Chief Executive Officer and Director      May 31, 2001
--------------------------------------          Director (principal executive and
Samuel B. Petteway, Jr.                         principal financial or accounting officer)


/s/ KEITH M. ROSENBLOOM                         Director                                             May 31, 2001
--------------------------------------
Keith M. Rosenbloom


/s/ JOSEPH P. WYNNE                             Director                                             May 31, 2001
--------------------------------------
Joseph P. Wynne



                                      II-6